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                               DATED: MAY 4, 2000




                     BRITISH BIOTECH PHARMACEUTICALS LIMITED


                                       AND


                                 IMMUNOGEN, INC






                         DEVELOPMENT, COMMERCIALIZATION
                              AND LICENSE AGREEMENT


                                 RE: huN901-DM1











                                         British Biotech Pharmaceuticals Limited
                                                                 Watlington Road
                                                                  Oxford OX4 6LY
                                                               Tel: 01865 748747

                       CONFIDENTIAL TREATMENT REQUESTED.
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                                INDEX OF CONTENTS


1.  Definitions..............................................................

A   COMMENCEMENT PROVISIONS

2.  Grant and acceptance of rights...........................................
3.  Sub-licenses.............................................................
4.  Other Countries..........................................................
5.  Provision of Technical Information and assistance........................
6.  Term.....................................................................
7.  Formation of Collaboration Committee.....................................

B   ANCILLARY PROVISIONS

8.  [*]......................................................................
9.  [*]......................................................................
9A  [*]......................................................................

C   COMPENSATION PROVISIONS

10. Compensation.............................................................
11. Royalties in respect of sales of Licensed Compound and/or Product........
12. Accounting and Payment...................................................

D   CLINICAL DEVELOPMENT PROVISIONS

12A Preparation and filing of IND............................................
13. Development Plan.........................................................
14. Pre-Clinical Studies and Pharmacokinetic Studies.........................
15. Agreed Clinical Studies..................................................
16. Clinical Development for other indications
17. Investigators' meetings..................................................
18. Adverse Event Reporting..................................................

E   MANUFACTURING AND SUPPLY PROVISIONS

19. Product Specification....................................................
20. Transfer of Manufacturing Information....................................
21. Development obligations of ImmunoGen.....................................
22. Supply for Clinical Development purposes.................................
23. Non-conforming clinical supplies.........................................
24. Commercial Manufacture and Supply of Product.............................
25. Contract Manufacturing...................................................
26. Retention of records.....................................................
27. ImmunoGen's inability to supply..........................................
28. Regulatory compliance and reporting......................................
29. Audit rights of BB.......................................................



                                       2
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
F   COMMERCIALIZATION PROVISIONS

30. BB's Diligence Obligations...............................................
31. Obtaining Regulatory Approval in the Territory...........................
32. Regulatory Approvals outside the Territory...............................
33. Marketing and sale of Product............................................
34. Trade marks..............................................................

G   PATENT PROVISIONS

35. Patent Prosecution and Maintenance.......................................
36. Inventions of BB.........................................................
37. Infringement and Invalidity Proceedings..................................
38. Third Party Infringement Proceedings.....................................
39. Miscellaneous Provisions.................................................
40. Effect of Interim or Final Restraining Orders or Injunctions on Agreement
41. Further Third Party Licenses.............................................
42. Compulsory Licenses......................................................
43. Direct Affiliate Licenses................................................

H   TERMINATION PROVISIONS

44. BB's Rights to Terminate.................................................
45. ImmunoGen's Rights to Terminate..........................................
46. General rights of termination by either party............................
47. Effect of Termination....................................................

I   PUBLICITY AND PUBLICATIONS PROVISIONS

48. Publicity................................................................
49. Publications.............................................................

J   DISPUTE PROVISIONS

50. Governing Law and Jurisdiction...........................................
51. Dispute Resolution.......................................................
52. Legal Proceedings........................................................

K   CONFIDENTIALITY, NON-SOLICITATION AND STANDSTILL PROVISIONS

53. Confidentiality..........................................................
54. Additional provision of information by ImmunoGen.........................
55. Non-solicitation of Staff................................................
56. Standstill Provisions....................................................

L   WARRANTY AND INDEMNITY PROVISIONS

57. Representations and Warranties of each Party.............................
58. Representations and Warranties of ImmunoGen..............................
59. Non-compete..............................................................


                                       3
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
60. No Inconsistent Agreements...............................................
61. Representation by Legal Counsel..........................................
62. Indemnification..........................................................

M   GENERAL PROVISIONS

63. Bankruptcy protection....................................................
64. Notices..................................................................
65. Force Majeure............................................................
66. Assignments..............................................................
67. Severability.............................................................
68. Waiver...................................................................
69. VAT......................................................................
70. Costs of Preparation.....................................................
71. Government Consent.......................................................
72. Independent Discoveries by BB............................................
73. Independent Relationship.................................................
74. Counterparts.............................................................
75. Recording................................................................
76. Further Actions..........................................................
77. Entire Agreement.........................................................


Schedule 1    Part 1 - Chemical Structure of huN901..........................
              Part 2 - Chemical Structure of Licensed Compound...............
Schedule 2    Patents........................................................
Schedule 3    Development Plan...............................................
Schedule 4    Principal terms of Commercial Supply Agreement.................
Schedule 5    List of Third Party Licenses...................................
Schedule 6    Registration in the RoW based on an EU/USA Development Plan....
Schedule 7    CMC Development activities for huN901-DM1......................
Schedule 8    Calculation of COGS............................................
Schedule 9    Schedule of costs for bioanalytical work to be conducted by
              ImmunoGen under Clause 14.2....................................
Schedule 10   Further Third Party licenses...................................



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
THIS AGREEMENT is made the 4th day of May, 2000

BETWEEN

BRITISH BIOTECH PHARMACEUTICALS LIMITED an English company (registered number 1985479) whose registered office is at Watlington Road, Oxford OX4 6LY, England ("BB")

and

IMMUNOGEN, INC. a corporation organized and existing under the laws of the Commonwealth of Massachusetts, USA and having its principal place of business at 333 Providence Highway, Norwood, Massachusetts, 02062 USA ("ImmunoGen")


WHEREAS

(A) ImmunoGen owns and controls proprietary rights, titles and interest in the Patents, the Technical Information and the Manufacturing Information relating to a conjugated antibody known as huN901-DM1 and the components thereof.

 (B) ImmunoGen has conducted a number of pre-clinical studies evaluating huN901-DM1 as an anti-cancer agent in the treatment of small cell lung cancer and the results of such studies have shown huN901-DM1 to be effective in treating models of small cell lung cancer at non-toxic doses.

(C) The parties wish to enter into a development and commercialization collaboration whereby, inter alia:

         (1) BB shall be responsible for the clinical development of huN901-DM1 in the treatment of small cell lung cancer in the Territory and the USA together with the right to develop huN901-DM1 for other indications within the Field in the Territory;

         (2) ImmunoGen shall retain responsibility for all pre-clinical activities and the manufacture and supply of huN901-DM1 for clinical development, registration and commercialization purposes both inside and outside the Territory;

         (3) BB shall be responsible for filing and obtaining Regulatory Approvals in the Territory and ImmunoGen shall be responsible for filing and obtaining Regulatory Approvals outside the Territory; and

         (4) BB shall have the right to market and sell products containing huN901-DM1 in the Territory and ImmunoGen shall have the right to market and sell products containing huN901-DM1 outside the Territory.

         subject to and in accordance with the terms and conditions set out below.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1        DEFINITIONS

1.1 "Accounting Period" means any period of three (3) months ending on 31st January, 30th April, 31st July or 31st October (each an "Accounting Date") in any year. The first Accounting Period in a particular country in the Territory shall commence on the day of the first Launch in such country and shall terminate on the next Accounting Date at least three
         (3) months thereafter.

1.2 "Affiliate" means any Entity which (directly or indirectly) owns, is owned by or is under common ownership with a party to this Agreement or any Entity actually controlled by, controlling or under common control with a party to this Agreement. For the purposes of this definition "ownership" or "control" shall mean the possession (directly or indirectly) of more than fifty per cent (50%) of voting stock and/or the ability to direct the business affairs of another Entity.

1.3 "Agreed Clinical Study" means any study or studies in humans more particularly detailed in the Development Plan that will be undertaken by BB in order to obtain Regulatory Approval to market and sell Product in the Territory or the USA and to assist in obtaining Regulatory Approvals in other parts of the world for use in the treatment of the Primary Indication.

1.4 "BB Improvements" means any inventions, discoveries, improvements or enhancements relating to Licensed Compound or Product, whether patented, patentable or non-patentable, conceived or first reduced to practice by BB during the term of this Agreement by or on behalf of BB but independent of any patents, patent applications, technical information or know-how (including ImmunoGen Improvements) of ImmunoGen and in respect of which BB is free to disclose and grant licenses to ImmunoGen.

1.5 "BLA" means a Biologics License Application or a New Drug Application ("NDA") (whichever is applicable to Product) or equivalent filed with the FDA, a Marketing Authorization Application filed with the EMEA or a Marketing Authorization Application or a Product License Application or equivalent filed in any one or more of the countries within the Territory.

1.6 "Clinical Development" means all activities subsequent to the Effective Date relating to human clinical trials specifically required to support Regulatory Approvals to market and sell Product in the USA or the Territory. Clinical Development specifically excludes Manufacture, CMC Development and any and all activities relating to Pre-Clinical Studies, which shall be the responsibility of ImmunoGen.

1.7 "Clinical Study" means any study or studies in humans that will be undertaken in order to obtain or to assist in obtaining Regulatory Approval (i) to market and sell Product in the Territory or any part thereof for use in any part of the Field or (ii) to market and sell Product in any country outside the Territory.

1.8 "CMC Development" means all 'chemical, manufacturing and controls' development activities relating to Product designed to ensure the registration of the Product both inside and outside the Territory, including without limitation, Manufacture, scale-up, quality assurance, quality control, Product characterization and stability.

1.9      "COGS" means the costs of producing the Product as defined in Schedule
         8.

1.10 "Collaboration Committee" means the committee to be established pursuant to Clause 7.

1.11     "Commercialization Study" means any or all of the following:

         1.11.1 studies required to obtain local opinion leader support ahead of marketing outside of the Territory;

         1.11.2 studies required to further study the use of the drug in normal practice (for example Phase IV studies) outside the Territory; or

         1.11.3 studies required to support pricing and reimbursement outside the Territory.

1.12 "Confidential Information" means that information defined as confidential in Clause 53.1.

1.13 "Development Plan" means the plan, as amended from time to time, which sets forth:

         1.13.1 BB's strategies, plans, activities and estimated time schedules with regard to Clinical Development in the Primary Indication in the USA and the Territory; and

         1.13.2 BB's strategies, plans, activities and estimated time schedules for obtaining Regulatory Approvals for Product in the Territory;

                  a draft of which is attached as Schedule 3 and which shall be agreed by the parties pursuant to Clause 13.3 and amended pursuant to Clauses 13.4 or 13.5.

1.14 "DM1" means that maytansinoid drug whose more specific chemical name is N2'-deacetyl-N2'-(3-mercapto-1-oxopropyl)-maytansine.

1.15     "Effective Date" means 4th May 2000.

1.16 "EMEA" means the European Agency for the Evaluation of Medicinal Products or its successor in title.

1.17 "Entity" means, and includes, any person, firm or company or group of persons or unincorporated body.

1.18 "FDA" means the United States Food and Drug Administration or its successor in title.

1.19 "Field" means the treatment of any and all human therapeutic indications (including, without limitation, the Primary Indication) by use of Licensed Compound and/or Product either alone or in combination.

1.20 "Good Manufacturing Practice" or "GMP" means current good manufacturing practices for the methods to be used in, and the facilities and controls to be used for the Manufacture and/or holding of Licensed Compound or Product, all as set forth from time to time by the FDA and relevant regulatory authorities in such other countries within the Territory. With respect to the EU Territory, "GMP" means the standards set out in The Rules Governing Medicinal Products in the European Community, Volume IV and Annex to the EC Guide, Manufacture of Investigational Medicinal Products (111/3004/91-EN) as amended from time to time.

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1.21     "Gross Profits" means [*]

1.22 "huN901" means a humanized antibody which binds to the same epitope as N901. One such humanized antibody has the cDNA sequence outlined in
         Schedule 1, Part 1.

1.23 "huN901-DM1" means huN901 conjugated to DM1 using proprietary technology developed by ImmunoGen.

1.24 "ICH Guidelines" means the applicable guidelines recommended by the International Conference on Harmonization with regard to, amongst other things, the conduct of laboratory, clinical or manufacturing activities in respect of pharmaceutical products, as amended from time to time.

1.25 "ImmunoGen Improvements" means any inventions, discoveries, improvements or enhancements relating to Licensed Compound or Product, whether patented, patentable or non-patentable, conceived or first reduced to practice by ImmunoGen during the term of this Agreement by or on behalf of ImmunoGen, but independent of any patents, patent applications, technical information, know-how (including BB Improvements) of BB, and in respect of which ImmunoGen is free to disclose and grant licenses to BB.

1.26 "IND" means an Investigational New Drug Application filed with the FDA or any other regulatory approval that may be required to be issued in order to commence a Clinical Study in any one or more of the countries within the Territory.

1.27 "Independent Third Party" means any Entity other than ImmunoGen, BB or their respective Affiliates or any Sub-licensee.

1.28 "Joint Improvements" means any inventions, discoveries, improvements or enhancements relating to Licensed Compound or Product, whether patentable or non-patentable, conceived or first reduced to practice jointly by both BB and ImmunoGen or by either party with the use of any patents, patent applications, technical information or know-how or improvements of the other party.

1.29 "Launch" means, in respect of each country within the Territory, the first commercial sale of Product by BB or Sub-licensees within such country for the treatment of a particular disease indication within the Field following Regulatory Approval.

1.30 "Licensed Compound" means huN901-DM1. huN901-DM1 is illustrated by the structure more particularly set out in Schedule 1, Part 2.

1.31 "Licensed IP" means the Patents, Technical Information, Manufacturing Information, Third Party Licenses and ImmunoGen's interest in any Joint Improvements.

1.32     "Major EU Markets" means France, Germany, Italy, Spain and the UK.

1.33 "Manufacture" means all such steps and processes to be undertaken to produce Product in appropriate pharmaceutical form including, without limitation to the generality of the foregoing, formulation of Licensed Compound or Product with appropriate excipients for oral use, its tabletting or encapsulation, its filling into ampoules or vials for intravenous, subcutaneous or similar administration, all in-process and final quality control testing, assessment and release, the labeling, insertion of inserts and packaging, all in compliance with the applicable specifications and GMP.

1.34 "Manufacturing Information" means all information and know-how in the possession and at the free disposal of ImmunoGen in relation to the methods and processes for the Manufacture of huN901-DM1 or Product, including all in-process and final release test methods together with information and know-how relating to the co-formulation of Licensed Compound or Product with another product or pharmaceutical agent, to the extent applicable.

1.35 "Market Exclusivity" means, in respect of any country in the Territory where a Patent subsists, that BB can enforce its rights under the Patent licenses granted to it pursuant to this Agreement to prevent an Independent Third Party from commercializing a generic compound containing Licensed Compound or Product (whether alone or in combination with other therapeutically active compounds).

1.36 "N901" means any antibody or fragment thereof which has the six complementarity-determining region sequences as described in Schedule 1, Part 1.

1.37 "Net Sales" means the total gross amounts invoiced in respect of all sales of Product by or on behalf of BB to an Independent Third Party, and exclusive of inter-company transfers or inter-company sales, less:

         1.37.1 normal and customary trade, cash and quantity discounts, allowances and credits granted or allowed;

         1.37.2 credits or allowances actually granted for damaged goods, returns or rejections of Product and retroactive price reductions;

         1.37.3 sales taxes, duties or other taxes with respect to such sales (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Product including, without limitation, value added taxes or similar taxes or other governmental charges otherwise measured by the billing amount, when included in billing but excluding income or other taxes levied with respect to gross receipts) actually collected by BB or Sub-licensees;

         1.37.4 insurance, postage, customs duties and transportation costs incurred in shipping Product to any Independent Third Party by BB or Sub-licensees to the extent separately itemized and included in the invoiced amount;

         1.37.5 charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups;

         1.37.6 rebates (or equivalents thereof) granted to or charged by national, state or local governmental authorities in countries other than the United States.

1.38 "Patents" means the patents and patent applications set out in Schedule 2 and any other patents or patent applications that ImmunoGen has been granted or has filed in the Territory or any part thereof at the Effective Date and any further patents or patent applications that ImmunoGen may be granted or may file in the Territory or any part thereof with regard to the composition of matter, methods of administration, processes and/or intermediates for preparing, formulation or use of Licensed Compound or Product in the Field (whether alone or in combination with another product or pharmaceutical agent) including patent applications made in respect of ImmunoGen Improvements thereto, and any continuations, continuations-in-part, patents of addition, revisions, divisions, substitutions, registrations, confirmations, any other patent applications claiming priority from any of those patents or patent applications, re-examinations, reissues, renewals or extensions (including supplementary protection certificates or their equivalent) of any such patents and international equivalents thereof.

1.39 "Pre-Clinical Development" means all activities relating to the conduct of Pre-Clinical Studies specifically required to support Regulatory Approvals to market and sell Product in the USA or the Territory.

1.40 "Pre-Clinical Study" means any one of those studies, other than a Clinical Study, carried out, in vivo or in vitro, by or on behalf of ImmunoGen on Licensed Compound and/or Product including, without limiting the generality of the foregoing, drug absorption, distribution, metabolism and excretion ("ADME"), toxicology, pharmacokinetics, pathology, pharmaceutical formulation, drug metabolism, stability and pharmacology studies which are required or advisable to be carried out in order to obtain the grant of an IND to develop Licensed Compound and/or Product in any one or more countries of the Territory and/or required for Regulatory Approval purposes.

1.41     "Primary Indication" means small cell lung cancer.

1.42 "Product" means Licensed Compound in any pharmaceutical form or dosage in which Licensed Compound is developed, manufactured, packaged, marketed, used or sold in final form by prescription, over-the-counter or any other method in accordance with the terms of this Agreement.

1.43 "Regulatory Approval" means the technical, medical and scientific licenses, registrations, authorizations or approvals (including, without limitation, approvals of BLA's, supplements, amendments, pre-and post-approvals, pricing and third party reimbursement approvals; marketing authorizations based upon such approvals, including any prerequisite manufacturing approvals or authorizations related thereto and labeling approval(s)), of any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Licensed Compound and/or Product by BB in the Territory or any part thereof or by ImmunoGen outside the Territory or any part thereof.

1.44 "Regulatory Authority" means the EMEA or its equivalent in each part of the Territory or the FDA in North America or its equivalent in other countries outside the Territory.

1.45 "Specifications" means the specifications for Licensed Compound and Product and any raw materials employed in the Manufacture thereof to be established pursuant to Clause 19.

1.46 "Sub-licensee" means any Entity, not being an Affiliate of BB, which is authorized directly by BB through express license or consent to develop, make, have made, import, export, use, keep (whether for disposal or otherwise), distribute, market, promote, offer for sale and sell Licensed Compound and/or Product in the Territory or any part thereof for use in the Field in accordance with the provisions of this Agreement.

1.47 "Technical Information" means all information, know-how and/or expertise in relation to the research, development or use of huN901-DM1 in the Field, whether alone or in combination with another product or pharmaceutical agent, (excluding Manufacturing Information) including, without limiting the generality of the foregoing, (1) results of Pre-Clinical Studies and Clinical Studies, (2) discoveries, practices, methods, knowledge, processes, ideas, skill, experience, know-how, technology, trade secrets, purification and isolation techniques, instructions, formulae, data, assays, drawings and designs, (3) chemical, pharmacoeconomic, toxicological, pharmacological, analytical, safety, quality control and testing data, and (4) all applications, registrations, licenses, authorizations, approvals and correspondence submitted to or received from any regulatory authorities in the Territory relating to huN901-DM1 (including, without limitation, minutes and meeting notes relating to any communications with any regulatory authority in the Territory relating to huN901-DM1) in the possession and at the free disposal of ImmunoGen, BB or Sub-licensees.

1.48     "Territory" means:

         1.48.1 all countries for the time being of the European Union ("EU") and the European Economic Area ("EEA") as constituted at the Effective Date. For the avoidance of doubt, new member countries of the EU and/or the EEA will automatically be included in the definition of Territory provided that ImmunoGen has not otherwise licensed the Licensed IP to another party in that country between the Effective Date and the date the country joins either the EU or the EEA; and

         1.48.2   Japan.

1.49 "Third Party Licenses" means the licenses to third party intellectual property rights, including without limitation, patents, patent applications, trade secrets, technical information and/or know-how covering or related to N901, huN901, DM1, huN901-DM1, Licensed Compound, Product or the manufacture thereof, under which ImmunoGen or its Affiliates have a right to grant a sublicense to BB. A list of Third Party Licenses is attached as Schedule 5.

1.50 The singular includes the plural and vice versa, words denoting any gender include all genders.

1.51 Where the context so admits or requires, references to "ImmunoGen" and "BB" and "Sub-licensee(s)" shall include their respective employees, officers, directors and agents.

1.52 Headings to Clauses in this Agreement are included for convenience only and shall not affect the construction and interpretation of this Agreement.

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                        PART A - COMMENCEMENT PROVISIONS

2        GRANT AND ACCEPTANCE OF RIGHTS

2.1 GRANT to BB. Subject to the terms and conditions of this Agreement, ImmunoGen grants to BB and its Affiliates an exclusive license, exclusive even as to ImmunoGen, under the Licensed IP to:

         2.1.1 develop Licensed Compound for the Primary Indication in the USA and the Territory;

         2.1.2 develop Licensed Compound for such other indications as may be agreed pursuant to Clause 16 in the Field in the USA and the Territory;

         2.1.3 file applications for, and obtain, Regulatory Approvals relating to Licensed Compound in the Field in the Territory; and

         2.1.4 import, export, keep (whether for disposal or otherwise), market, distribute, use, promote, offer for sale and sell Licensed Compound or Product in the Territory;

         together with the right to grant sub-licenses pursuant to Clauses 3.1 and 3.2.

         BB accepts the exclusive rights granted by ImmunoGen pursuant to Clause
         2.1 subject to the terms and conditions of this Agreement.

2.2 GRANT TO ImmunoGen. Subject to the terms and conditions of this Agreement BB grants to ImmunoGen and its Affiliates an exclusive license (exclusive even as to BB), under BB Improvements and BB's interest in Joint Improvements, to:

         2.2.1 develop Licensed Compound for such other indications as may be agreed pursuant to Clause 16 in the Field outside of the Territory;

         2.2.2 file applications for, and obtain, Regulatory Approvals relating to Licensed Compound in the Field outside the Territory; and

         2.2.3 import, export, keep (whether for disposal or otherwise), market, distribute, use, promote, offer for sale and sell Licensed Compound or Product outside the Territory.

                  together with the right to grant such licenses pursuant to Clauses 3.1 and 3.2.

2.3 THIRD PARTY TECHNOLOGY. The parties acknowledge that the licenses granted to BB in this Agreement include sub-licenses under Third Party Licenses. [*] BB agrees to abide by the terms and conditions of such Third Party Licenses applicable to BB as ImmunoGen's sublicensee. ImmunoGen shall use reasonable commercial efforts to abide by the terms and conditions of all Third Party Licenses to maintain the Third Party Licenses for BB as ImmunoGen's sublicensee. ImmunoGen agrees not to terminate or assign, nor by act or omission permit the termination or assignment of, any of the Third Party Licenses, nor to amend or by act or omission permit the amendment of any Third Party Licenses to the extent such an amendment would adversely affect BB's rights under this Agreement, without the prior written consent of BB, which consent will not be unreasonably withheld. Within [*] after entering into any amendment of a Third Party License, ImmunoGen shall notify BB and provide BB with a copy of the amendment. To the extent that ImmunoGen enters into any Further Third Party Licenses (as such term is defined in Clause 41) the provisions of Clause 41 shall apply.



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2.4      REGISTRATION OF LICENSE. BB and any Sub-licensee shall be entitled to be registered as a licensee of any Patents in respect of the rights granted pursuant to Clause 2.1 in the Field in any part of the Territory where such registration is possible and ImmunoGen shall do all acts and sign and swear such documents as may be reasonably required by BB to procure such registration and all fees and expenses reasonably incurred by ImmunoGen associated with such registration shall be borne by BB.

3        SUB-LICENSES

3.1 RIGHT TO GRANT. Either party shall have the right to grant sub-licenses under the license granted by Clause 2.1 and 2.2, respectively, and to employ Affiliates and Independent Third Parties in connection with the performance of its rights and obligations under this Agreement, subject to any limitations imposed upon either party's ability to sub license by any Third Party License. BB's right to grant sub-licenses under this Clause shall be exercisable provided that BB shall remain responsible as primary obligor to ImmunoGen for the performance of its Affiliates and/or Sub-licensees and provided, further, that BB shall remain obligated to ensure payment of all compensation and royalty obligations as set forth in Section C. BB confirms that it shall not grant a Sub-licensee any greater rights than is reasonably required to enable such Sub-licensee to fulfill its contractual obligations to BB.

3.2 TERMS OF SUB-LICENSE. The terms and conditions of each sub-license granted pursuant to Clause 3.1 shall be communicated to the other party in writing within [*] of the grant thereof (excluding financial terms or information relating to products which are not covered by this Agreement) and in order to be validly granted hereunder shall contain the following provisions:

         3.2.1 that the sub-license shall be personal to the Sub-licensee and shall not be assignable or licensable;

         3.2.2 covenants by the Sub-licensee to observe and perform conditions at least equivalent to those contained in this Agreement in respect of that part of the Territory to which the sub-license applies insofar as the same are applicable and, in addition, such sub-license shall also contain provisions for ipso facto termination in whole or in part in the event of, and contemporaneously with, the termination of this Agreement or termination of this Agreement in respect of that part of the Territory to which the sub-license applies.

         Any sub-license purported to be granted by either party and not containing the above provisions shall be deemed invalid and of no effect against the other party until such time as such party remedies the discrepancies.

4        OTHER COUNTRIES

4.1 RESTRICTIONS ON FUTURE ImmunoGen LICENSEES. Subject to Clause 4.2 below, ImmunoGen retains the right to grant licenses for the sale, marketing and distribution of the Product in all countries outside the Territory; provided, however, that ImmunoGen agrees that for each such license entered into after the Effective Date, it will impose on each such licensee, to the extent permitted by applicable law, a covenant prohibiting the licensee from:

         4.1.1 seeking approval, directly or indirectly, from the relevant Regulatory Authorities, to label or re-label the Product in a manner that would permit it to be marketed or sold inside the Territory,



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         4.1.2    selling or exporting the Product to any Independent Third
                  Party for use or resale inside the Territory,

         4.1.3 selling the Product to any Independent Third Party that ImmunoGen has reason to believe intends to resell or export the Product inside the Territory.

4.2      COVENANT. ImmunoGen covenants with BB, [*]:

         4.2.1    [*];

         4.2.2    [*];

         4.2.3    [*];

         4.2.4    [*];

         4.2.5    [*].

5        PROVISION OF TECHNICAL INFORMATION AND ASSISTANCE

5.1 TIMETABLE FOR PROVISION. Within [*] of the Effective Date, ImmunoGen shall make available to BB, and shall provide BB with a list of, all Technical Information in its possession or control which it has not previously disclosed to BB. BB shall, at its cost, be entitled to conduct a review of such Technical Information and shall be entitled to require ImmunoGen to provide BB with copies of such documentation as it may request. Within [*] following receipt of such request, ImmunoGen shall, at its cost, provide BB with copies of all such requested documentation.

5.2 FURTHER TECHNICAL INFORMATION. Any further Technical Information developed or acquired (whether by license, assignment or otherwise) by ImmunoGen or which otherwise comes into ImmunoGen's possession during the term of this Agreement shall be made available to BB at no cost as soon as reasonably practicable after such development or acquisition by ImmunoGen, to the extent ImmunoGen has the right to make such Technical Information available to BB.

5.3 ASSISTANCE. ImmunoGen shall,[*] provide reasonable technical assistance to enable BB to utilize such Technical Information.

6        TERM

6.1 This Agreement shall commence on the Effective Date and, unless otherwise terminated, on a country by country basis, shall expire:

         6.1.1    [*];

         6.1.2    [*].

6.2 Upon the expiry of this Agreement by passage of time on a country by country basis (as determined pursuant to Clause 6.1), BB shall not be precluded from using any Technical Information or Manufacturing Information without payment of royalties and shall be automatically granted a fully paid-up, perpetual, transferable, royalty free, non-exclusive license


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         to the Licensed IP (including, for the avoidance of doubt, ImmunoGen
         Improvements) to develop, apply for Regulatory Approvals, import, export, keep (whether for disposal or otherwise), market, distribute, use, promote, offer for sale and sell Licensed Compound and/ or Product in the Field in the Territory.

7        FORMATION OF COLLABORATION COMMITTEE

7.1 ESTABLISHMENT. To facilitate the development collaboration between the parties contemplated by this Agreement, within [*] of the Effective Date, the parties shall establish the Collaboration Committee containing, for example, senior scientists, clinical research, manufacturing, regulatory and/or marketing/sales members from both parties.

7.2 APPOINTMENT OF MEMBERS. The Collaboration Committee shall consist of six (6) members, three (3) of whom shall be appointed by BB and three
         (3) of whom shall be appointed by ImmunoGen. Each party shall designate its members to the Collaboration Committee and shall notify the other party in writing if it substitutes or replaces any of its members, whether on a permanent basis or due to the unavailability of a particular member to attend a particular meeting.

7.3 MEETINGS. The Collaboration Committee shall meet at least four (4) times per year unless otherwise agreed by the parties. Meetings may be held by telephone or video conference or in person and members may participate in any of the foregoing ways, it being recognized that it is the current intention of the parties that the Collaboration Committee should meet in person at least twice a year. To the extent that it is necessary for the Collaboration Committee to meet in person, unless otherwise agreed, such meetings shall alternate between Oxford, UK and Boston, Massachusetts, USA. All costs relating to participation by each member in the activities of the Collaboration Committee shall be borne by the party appointing such member. Furthermore, if the parties regard it as being necessary, the Collaboration Committee shall be allowed to constitute sub-committees to deal with specific issues that may arise and in such event the provisions of this Clause shall govern the conduct and voting at such sub-committee meetings.

7.4 LANGUAGE. All meetings of the Collaboration Committee shall be held in the English language and all documentation submitted to, or generated by, the Collaboration Committee shall be in the English language.

7.5 QUORUM; VOTING. The presence of at least two (2) members, one (1) of whom shall have been selected by each party, shall constitute a quorum for the purpose of consideration and action by the Collaboration Committee. Each party shall have only one (1) vote, irrespective of the number of attendees at such meeting.

7.6 DEADLOCK. The Collaboration Committee shall strive to make decisions by unanimous consensus. In the event that consensus cannot be reached on matters assigned to the Collaboration Committee, then, save as otherwise provided in this Agreement:

         7.6.1    [*];

         7.6.2    [*].

7.7 CHAIRMAN AND SECRETARY: RESPONSIBILITIES. The Collaboration Committee shall appoint a Chairman and a Secretary from the members, it being agreed that the Chairman shall be a member appointed by BB and the Secretary shall be a member appointed by ImmunoGen. The Chairman shall be responsible for calling meetings and preparing and circulating agendas. The


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         Secretary shall be required to prepare the minutes of the Collaboration
         Committee meetings and to circulate these to the members within [*] following the conclusion of the meeting. All Collaboration Committee minutes shall, following review by the parties and agreement of their contents, be countersigned on behalf of each party as evidence of acceptance of the correctness of such minutes.

7.8 PARTICIPATION OF NON-MEMBERS. Additional non-voting representatives or consultants may be invited by either ImmunoGen or BB to attend and participate in Collaboration Committee meetings (for example, to evaluate and advise on business or scientific issues) subject to compliance with the confidentiality provisions of Clause 53. Each party shall be responsible for the costs and expenses incurred in connection with the attendance and participation in Collaboration Committee meetings of representatives or consultants invited by such party.

7.9 COMMITTEE RESPONSIBILITIES. The Collaboration Committee shall be responsible, without limitation, for monitoring and coordinating certain of the parties activities regarding the development and commercialization of Licensed Compound and/or Product as set out below:

         7.9.1    [*];

         7.9.2    [*];

         7.9.3    [*];

         7.9.4    [*];

         7.9.5    [*];

         7.9.6    [*];

         7.9.7    [*];

         7.9.8    [*];

         7.9.9    [*];

         7.9.10   [*];

         7.9.11   [*]

         7.9.12   [*]

         7.9.13   [*]

         7.9.14   [*];

         7.9.15   [*];

         7.9.16   [*];

         7.9.17   [*]



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         7.9.18   [*].

7.10 ADDITIONAL RESPONSIBILITY: THIRD PARTY REQUESTS. In addition to its other responsibilities, the Collaboration Committee shall also be responsible for considering any requests from Independent Third Parties relating to potential investigator-held IND studies, compassionate use of Licensed Compound or extension studies, and to the extent that the Collaboration Committee unanimously agrees to the commencement of such activity it shall agree how the costs relating thereto shall be borne by the parties;

7.11 PERIOD OF EXISTENCE. The Collaboration Committee shall remain in existence until the termination of the Agreement in all countries within the Territory or until disbanded by agreement of the parties.

7.12 Save as specifically provided in this Agreement, the Collaboration Committee shall not be entitled or have the power to vary or amend the terms of this Agreement or commit either party to any financial expenditure not contemplated in this Agreement.




                      PART B - ADDITIONAL GRANT PROVISIONS

8        [*]

8.1      [*]

9        [*]

9.1      In the event that the [*]:

         9.1.1    [*];

         9.1.2    [*];

         9.1.3    [*];

         9.1.4    [*];

         [*]

9A       [*]

9A.1     If during the term of this Agreement, [*]

9A.2 In the event that the parties are unable to reach agreement on terms following [*]days good faith discussions, such negotiations shall cease, unless otherwise agreed.



                        PART C - COMPENSATION PROVISIONS

10       COMPENSATION



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10.1     INITIAL PAYMENT. In consideration of the rights granted to it under this Agreement, BB shall pay in cash to ImmunoGen the sum of one million five hundred thousand United States dollars (US$1,500,000) within ten (10) business days following the Effective Date.

10.2 PAYMENT BY ImmunoGen. In consideration for the performance of those clinical trials which BB has agreed to conduct under this Agreement, ImmunoGen agrees to pay to BB the sum of [*] days of the grant to ImmunoGen of a BLA in the USA.

10.3     MODE OF PAYMENT. Payment of the consideration referred to in Clause
         10.1 or 10.2 shall be paid by check or bank wire transfer in immediately available funds to such bank account as is designated in writing by the receiving party.

11       ROYALTIES IN RESPECT OF SALES OF LICENSED COMPOUND AND/OR PRODUCT

11.1 As further consideration for the rights granted to BB under this Agreement, BB shall pay to ImmunoGen a royalty in respect of Gross Profit for Licensed Compound and/or Product in the Territory made by BB or Sub-licensees, for the term of this Agreement as provided for in Clause 6, on the following basis:

         11.1.1 BB shall pay a royalty of[*] of Gross Profit to ImmunoGen in respect of sales of Product in each country in the Territory where [*].

         11.1.2 BB shall pay a royalty of [*] of Gross Profit to ImmunoGen in respect of sales of Product in each country in the Territory where:

                  11.1.2.1  [*]

                  11.1.2.2  [*].

11.2 INTERNAL TRANSFERS. No royalties shall be due upon the sale or other transfer of Licensed Compound or Product among BB or Sub-licensees, but in such cases the royalty shall be due and calculated upon BB's or its Sub-licensees' sale to the first Independent Third Party.

11.3 SAMPLES AND DONATIONS. No royalties shall accrue on the disposition of Licensed Compound or Product by BB or Sub-licensees as samples (promotion or otherwise) or as donations (to non-profit institutions or government agencies for a non-commercial purpose) or for Clinical Studies, it being agreed that BB or Sub-licensees shall not in aggregate dispose of more than [*] of annual sales of Licensed Compound and Product by way of sample or donation, it being further expressly agreed that donations of Licensed Compound and Product [*].

11.4 PAYMENT OF ROYALTIES; CURRENCY AND EXCHANGE. Payments to be made by BB to ImmunoGen under this Agreement, and in accordance with Clause 12.4 and 12.5, shall be paid by check or by bank wire transfer in immediately available funds to such bank account as is designated in writing by ImmunoGen from time to time. Royalties shall be deemed payable from the country in which they are earned in local currency and subject to foreign exchange regulations then prevailing. Royalty payments shall be made in United States dollars to the extent that free conversion to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such sales are made shall be the average rate of exchange applicable for the relevant Accounting Period as determined by the Bank of New York. If, due to restrictions or prohibitions imposed by any national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt


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         and acceptable solution, and BB will deal with such monies as ImmunoGen may lawfully direct at no additional out-of-pocket expense to BB. Notwithstanding the foregoing, if royalties in any country cannot be remitted to ImmunoGen for any reason within six (6) months after the end of the relevant Accounting Period during which they are earned, then BB shall be obligated to deposit the royalties in a bank account in such country in the name of ImmunoGen.

12       ACCOUNTING AND PAYMENT

12.1 AUDIT OF RECORDS. BB shall, and shall procure that any Sub-licensee shall, keep at its usual place of business complete and proper records and books of account showing the quantity, description and sales of Licensed Compound and/or Product sold hereunder and in respect of each country within the Territory. Upon forty-five (45) days prior written notice from ImmunoGen, BB shall permit an independent certified public accounting firm of nationally recognized standing selected by ImmunoGen and approved by BB (such approval not to be unreasonably withheld or delayed) at ImmunoGen's expense, to examine pertinent books and records of BB and Sub-licensees at their respective usual places of business as may be reasonably necessary to verify the accuracy of the royalty reports hereunder and BB shall procure the cooperation of Sub-licensees in this regard. BB may designate competitively sensitive information which such auditor may see and review but which it may not disclose to ImmunoGen; provided however, that such designation shall not encompass or restrict the auditor's conclusions. The accounting firm shall be entitled to report to ImmunoGen on the scope of its audit, any reservations that it may have resulting from such audit, any other material information which it determines in its reasonable opinion should be brought to ImmunoGen's attention and to disclose to ImmunoGen whether it is of the opinion that the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to ImmunoGen. ImmunoGen shall obtain a confidentiality agreement (in form and substance reasonably acceptable to BB) requiring such auditor to keep any information gathered from the inspection of such records and books confidential, for the sole purpose of verifying the accuracy of the payments made by BB under this Agreement. Such review shall be conducted no more frequently than once per calendar year and shall be scheduled during ordinary business hours at such a time as is reasonably acceptable to BB.

12.2 RETENTION OF RECORDS. Such books and records referred in Clause 12.1 shall be retained by BB or Sub-licensees for two (2) years from the date of their origin; provided that, if a review is requested during the third year, each such book and record subject to review shall be retained for one (1) year beyond the completion of the review. Any adjustment required as a result of such review to the sums payable by BB to ImmunoGen shall be made in the next payment by BB to ImmunoGen. Furthermore, in the event of a dispute between the parties relating to such books or accounts, BB shall, and shall procure that Sub-licensees shall, retain such books and accounts until such dispute is settled or a final unappealable decision has been reached by the competent judicial authorities.

12.3 BINDING CALCULATION. Upon the expiration of the two (2) year period set forth above, the calculation of royalties payable under this Agreement with respect to such year shall be binding and conclusive upon the parties, and BB and Sub-licensees shall be released from any liability or accountability with respect to royalties for such calendar year.

12.4 PROVISION OF ROYALTY STATEMENT. Within forty-five (45) days of the end of each Accounting Period, BB shall submit or cause to be submitted to ImmunoGen a written statement in respect of BB and Sub-licensees recording the quantity and description and of Licensed Compound and/or Product invoiced hereunder in each country in the Territory during the relevant


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         Accounting Period to which the report relates together with a calculation of Gross Profit. In the event that no invoiced sales of Licensed Compound and/or Product have been made during any such Accounting Period, BB shall submit a nil statement.

12.5 SIMULTANEOUS PAYMENT. Simultaneously with the submission of such written statement, BB shall pay to ImmunoGen a sum equal to the royalty due for such Accounting Period, calculated in accordance with this Agreement (reconciled for any previous overpayments or underpayments).

12.6 WITHHOLDING TAXES. If at any time, any jurisdiction within the Territory requires the withholding of income taxes or other taxes imposed upon payments set forth in this Agreement, BB shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Clause. BB shall provide ImmunoGen with documentation of such withholding and payment in a manner that is satisfactory for purposes of UK tax laws. Any withholdings paid when due hereunder shall be for the account of ImmunoGen and shall not be included in any calculation of Gross Profit. To the extent that payments of withholding taxes made by BB pursuant to this Clause are based upon financial information to be provided to BB by ImmunoGen and, to the extent that such information is incorrect or incomplete, ImmunoGen shall be liable for any fine, assessment or penalty, or any deficiency, imposed by any taxing authority in the Territory for any deficiency in the amount of any such withholding or the failure to make such withholding payment. If BB is required to pay any such deficiency, or any such fine, assessment or penalty for any such deficiency, ImmunoGen shall promptly reimburse BB for such payments, which shall not be included in the calculation of Gross Profit. BB shall and shall procure that any Sub-licensees shall, at its cost, give ImmunoGen such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable ImmunoGen to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.




                    PART D - CLINICAL DEVELOPMENT PROVISIONS

12A      PREPARATION AND FILING OF IND APPLICATION

12A.1 While it is agreed that BB shall be responsible for the preparation and submission of the application for an IND in its name, it is acknowledged that ImmunoGen is in possession of, and developed, certain Technical Information that may form a substantive proportion of the IND application. In recognition of the foregoing, as soon as reasonably practicable following the Effective Date, the parties shall meet to commence the preparation of the IND application and ImmunoGen shall provide BB with all necessary information, advice, assistance, documentation and data as may be reasonably requested by BB for and in connection with the preparation of such IND application.

12A.2 If requested by BB, ImmunoGen shall attend a pre-IND submission meeting with the relevant Regulatory Authorities and answer such questions as the Regulatory Authorities may have relating to the data generated by ImmunoGen and to advise and assist BB as may be reasonably required. To the extent that a Regulatory Authority requires any amendments to the IND which require the assistance of ImmunoGen, ImmunoGen shall provide such assistance. In addition, if


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         any further assistance is required following submission, and prior to approval of the IND approval, ImmunoGen provide such assistance to BB in accordance with any timetable set by BB for responding to such Regulatory Authority's requests.

12A.3 If, following the pre-IND meeting, BB reasonably believes that the Development Plan requires amendment(s) to reflect the views expressed or comments made by the Regulatory Authority, the Collaboration Committee shall meet to agree any amendments to be made to such Plan.




13       DEVELOPMENT PLAN

13.1 CONTENTS OF PLAN. The Development Plan will set out, amongst other things, the details of those Agreed Clinical Studies that BB is obligated to undertake, a copy of which is attached at Schedule 3. It is expressly agreed that BB may discharge its responsibilities under the Development Plan through its Affiliates, Sub-licensees or Independent Third Parties under contract.

13.2 OBJECTIVE OF PLAN. The initial objective of the Development Plan shall be the generation of a body of data (in addition to the Technical Information) that shall be sufficient to support the filing of applications for Regulatory Approvals to enable (a) BB to commence the sale of Product in respect of the treatment of the Primary Indication in the Territory; and (b) ImmunoGen to commence the sale of Product in respect of the treatment of the Primary Indication in the USA.

13.3 AGREEMENT OF PLAN. The Development Plan shall be agreed by the parties within [*] of the Effective Date (subject always to any amendments required pursuant to Clause 12A.3). For this purpose, representatives of the parties shall meet as frequently as required following the Effective Date in order to agree the Development Plan. Following agreement of the Development Plan by the parties, such Plan shall be submitted to the FDA for review and approval at a pre-IND meeting. Any amendments required by the FDA shall be incorporated into the Development Plan. The Development Plan shall be designed on the assumption that BB shall devote all reasonably necessary resources (including financial and manpower resources) in the conduct of the Agreed Clinical Studies in order to meet the timetable stipulated in the Development Plan.

13.4 ANALYSIS OF DATA; REVISIONS TO PLAN. Following agreement of the Development Plan, the Collaboration Committee shall regularly review such Plan in the light of clinical data arising from the reporting of each of the Agreed Clinical Studies and to changing regulatory requirements and consider the effect (if any) that such data or regulatory changes may have on the Development Plan and agree any appropriate revisions to be made thereto.

13.5 AMENDMENTS TO PLAN. In agreeing the Development Plan the parties recognize that:

         13.5.1 certain reasonable variations (both shortening and lengthening) of the Development Plan timetable may be required in which case the parties shall be able to make such amendments as may be necessary and/or appropriate to the Development Plan, which revised plan shall thereafter become the Development Plan;

         13.5.2 the Development Plan (or parts thereof) may be unattainable if unforeseen material technical problems beyond BB's control arise (which shall not include technical problems arising as a result of insufficient resource being devoted to the Development Plan by


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                  either party or Sub-licensees) and that significant alteration or amendment may have to be made to the Development Plan (or parts thereof) as a result of such technical problems. Should this occur, any amendment that may be necessary to the Development Plan shall be agreed between the parties and such amended Development Plan shall thereafter be the Development Plan.

13.6 COORDINATION OF PLAN. The Development Plan shall be coordinated and supervised by the Collaboration Committee. In order to enable the Collaboration Committee to carry out its duties of coordination and supervision with regard to the Development Plan, BB shall, following agreement of the Development Plan, be required to report to each meeting of the Collaboration Committee which shall include the progress made with the Development Plan since the Effective Date or the last meeting of the Collaboration Committee (as the case may be).

13.7     ImmunoGen DEVELOPMENT PLAN.

         13.7.1 Within [*] of the Effective Date the Collaboration Committee shall meet to agree a development plan prepared by ImmunoGen relating to ImmunoGen's strategies, plans, activities and estimated time schedules for obtaining Regulatory Approval in the USA.

         13.7.2 In due course, following the grant of Regulatory Approval in the USA, the Collaboration Committee shall meet to agree a development plan prepared by ImmunoGen relating to ImmunoGen's plans, activities and estimated time schedules for obtaining Regulatory Approval in such other of ImmunoGen's retained territories.

         Once such plans have been agreed, the provisions of Clauses 13.4, 13.5 and 13.6 (as adjusted, to the extent necessary, to substitute ImmunoGen for BB) shall apply in respect of such plans.

14       PRE-CLINICAL STUDIES AND PHARMACOKINETIC STUDIES

14.1 RESPONSIBILITY. ImmunoGen shall be responsible, at its cost, for all necessary Pre-Clinical Development required to be conducted in respect of the development of Licensed Compound or Product to enable Regulatory Approval to be obtained both inside and outside the Territory. The Collaboration Committee shall be responsible for determining what Pre-Clinical Studies need to be conducted with regard to development of the Licensed Compound and in this regard within [*] of the Effective Date, the Collaboration Committee shall meet to agree upon a formal Pre-Clinical Development plan. Once such plan has been agreed, the provisions of Clauses 13.4, 13.5 and 13.6 (as adjusted, to the extent necessary, to substitute ImmunoGen for BB and references to Development Plan for Pre-Clinical Development plan) shall apply in respect of such plan.

14.2 It is further agreed that ImmunoGen shall carry out, on BB's behalf, all necessary bioanalysis in support of the phase I Clinical Development programme, including, without limitation, plasma huN901 and huN901-DM1 (conjugate) pharmacokinetics (PK) by ELISA and human anti-human antibody (HAHA) and human anti-DM1 antibody (HADA) responses. Plasma huN901-DM1 bioactivity may also be measured in plasma samples, as agreed by the Collaboration Committee. Such studies are required to support applications for Regulatory Approvals in the Territory and the USA and ImmunoGen shall provide BB with written reports relating thereto in a form suitable for use in applying for Regulatory Approvals. BB agrees to reimburse ImmunoGen for its direct costs in carrying out any of the above agreed studies in accordance with the provisions of Schedule 9. In addition, ImmunoGen shall provide all necessary documentation and assistance to support Regulatory Approvals in the Territory in respect of any such studies so conducted.



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15       AGREED CLINICAL STUDIES

15.1 RESPONSIBILITY. BB shall be responsible for and shall bear all its costs associated with conducting, and preparing clinical reports on, the Agreed Clinical Studies. The Agreed Clinical Studies shall be conducted in accordance with all applicable laws and regulations in force from time to time and in accordance with the Development Plan.

15.2 DATA SHARING. In recognition of the fact that ImmunoGen shall be responsible for filing applications for Regulatory Approval with the appropriate regulatory authorities in respect of the Primary Indication outside the Territory, BB agrees that, following the completion of the Agreed Clinical Studies and generation of clinical reports, it shall make available to ImmunoGen all necessary data relating to the Agreed Clinical Studies with respect thereto to enable ImmunoGen to file applications for Regulatory Approvals outside the Territory.

16       CLINICAL DEVELOPMENT FOR OTHER INDICATIONS

16.1 OTHER INDICATIONS. With regard to the pre-clinical and clinical development of Licensed Compound for all indications [*] other than the Primary Indication, the parties shall be responsible for such activities on equivalent terms as provided in this Agreement. Prior to the commencement of clinical development of Licensed Compound for other indications, to the extent that either party wishes to recommend such development, such party shall make a proposal for development to the Collaboration Committee outlining the following matters:

         16.1.1   the scientific rationale for development;

         16.1.2 the commercial viability for Licensed Compound in the treatment of such indication; and

         16.1.3   the proposed development plan;

         it being agreed that in the event that the Collaboration Committee is not able to reach unanimous consensus on development, then development of the Licensed Compound for such indication shall not proceed.

17       INVESTIGATORS' MEETINGS

17.1 RIGHT TO ATTEND. In respect of any Clinical Studies conducted by one party, the other party shall, at its own cost, have the right (but not the obligation) to ensure that one of its senior clinical staff is present as an observer at any major investigators' meeting taking place subject to the prior consent of the investigators attending the meeting. The party conducting the meeting will use its reasonable efforts to obtain such consent prior to any such meeting.

17.2 LIMITATION OF RIGHT. It is agreed by the parties that to the extent that a representative is in attendance at a major investigators' meetings in respect of the other party's Clinical Studies, such representative shall only be entitled to be present to the extent that Licensed Compound or Product are being discussed and not other unrelated independent products, compounds or other confidential information proprietary to that other party.

18       ADVERSE EVENT REPORTING

18.1 AGREEMENT OF REPORTING PROCEDURE. Within[*]of the Effective Date, the parties shall meet to agree upon standard operating procedures for the investigation and reporting of adverse experiences concerning Licensed Compound or Product. Such written procedures shall be approved by the parties within[*] of the Effective Date and for the avoidance of doubt shall


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         also relate to BB's Sub-licensees or ImmunoGen's licensees outside the
         Territory. Giving due consideration to each parties current standards pursuant to which they conduct adverse event reporting, the following matters shall be taken into account when agreeing the standard operating procedures:

         18.1.1 BB shall be responsible for the investigation and reporting of adverse experiences in respect of the Agreed Clinical Studies;

         18.1.2 in respect of Clinical Studies conducted for other indications within the Field, BB shall be responsible for the investigation and reporting of adverse experiences in respect any Clinical Studies it conducts in the Territory and ImmunoGen shall be responsible for the investigation and reporting of adverse experiences in respect of any Clinical Studies it conducts outside the Territory;

         18.1.3 each party shall notify the other party at least in accordance with the time limits laid down in the ICH Guidelines for the time being in force of the receipt by it (or such other more stringent standards that the parties may agree) of a report of a "serious adverse experience" or "unexpected adverse experience" (as defined below). The notification shall be made in the format mutually agreed from time to time and shall be sent by express courier or facsimile transmission or, if none of these methods is available, notification shall be made by telephone with written copy to follow by the fastest available means;

         18.1.4 the relevant party shall promptly investigate a serious adverse experience and shall submit follow-up reports (copies of which shall be provided to other party) at least in accordance with the ICH Guidelines' time limits (or such other more stringent time limits as the parties may agree) of the receipt of new information;

         18.1.5 each party shall notify the other party of any other adverse experiences, not being serious adverse experiences or unexpected adverse experiences;

         18.1.6 in respect of those Clinical Studies for which it is responsible, BB shall be responsible for reporting all relevant adverse experiences relating to Licensed Compound or Product to the relevant regulatory authorities in the Territory in accordance with the legal requirements prevailing from time to time in the Territory with respect to such reporting. ImmunoGen shall, where reasonably necessary, assist BB in such reporting; and

         18.1.7 in respect of those Clinical Studies for which it is responsible, ImmunoGen shall be responsible for reporting all relevant adverse experiences relating to Licensed Compound or Product to the relevant regulatory authorities in the Territory in accordance with the legal requirements prevailing from time to time outside the Territory with respect to such reporting. BB shall, where reasonably necessary, assist ImmunoGen in such reporting.

18.2     DEFINITIONS. For the purposes of this Clause:

         "serious adverse experience" shall mean any adverse event associated with the use of Product in humans (whether or not considered drug-related) that gives rise at any dose to one or more of the following: death, threat to life, new or prolonged in-patient hospitalization, permanent, persistent or significant disability or incapacitation, overdose, congenital abnormality, a congenital anomaly or birth defect or any other serious event or laboratory abnormality which is thought by the reporting physician to be serious or associated with relevant clinical signs or symptoms; and



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         "unexpected adverse experience" shall mean any adverse event that is not consistent in nature, severity, or frequency with information contained in the current clinical investigation brochure for Product not yet marketed or in the approved prescribing information for marketed Product.


                  PART E - MANUFACTURING AND SUPPLY PROVISIONS

19       PRODUCT SPECIFICATION

19.1 AGREEMENT AND AMENDMENT. Within [*] of the Effective Date, the parties shall meet to review and agree upon initial Specifications for Licensed Compound and/or Product. Such initial Specifications shall be agreed upon through good faith discussions by the parties within [*] of the Effective Date, and shall set forth reasonably attainable specifications based upon data accumulated from historical batches of Licensed Compound, including without limitation safety and manufacturing data. Such agreed Specifications shall be designed to meet all applicable regulatory requirements and shall then be used as the standard pursuant to which ImmunoGen shall fulfill its Manufacturing and supply obligations under this Agreement. The Specifications may be amended from time to time by the parties as required to reflect the development of Product or as required to obtain Regulatory Approval for the Product.

19.2 AMENDMENT FOR REGULATORY PURPOSES. Following Regulatory Approval for Product in the Territory, BB shall have the right to require ImmunoGen to modify (i) the Specifications and (ii) the facilities, equipment and quality control procedures applicable to Product, in each case to the extent required by Regulatory Authorities in the Territory.

20       TRANSFER OF MANUFACTURING INFORMATION

20.1 TIMETABLE FOR PROVISION. Within [*] of the Effective Date, ImmunoGen shall make available to BB, and shall provide BB with a list of, all Manufacturing Information. BB shall, at its cost, be entitled to conduct a review of such Manufacturing Information and shall be entitled to require ImmunoGen to provide BB with copies of such documentation as it may request. Within [*] following receipt of such request, ImmunoGen shall, at its cost, provide BB with copies of all such requested documentation.

21       DEVELOPMENT OBLIGATIONS OF IMMUNOGEN

21.1 DEVELOPMENT OF PRODUCT. ImmunoGen agrees that it shall, [*] be responsible for the continued development of the Licensed Compound into the final Product, in a form acceptable to the Regulatory Authorities in the USA and the Territory, which will be used by both BB and ImmunoGen in the Clinical Development and commercialization of Licensed Compound for the treatment of the Primary Indication. ImmunoGen shall complete all reasonable steps required by the Regulatory Authorities to obtain Regulatory Approval for Product sale in such dosage form. BB shall have the right to consult with ImmunoGen with respect to such development activities. In the event that ImmunoGen does not develop the Licensed Compound or Product in a manner consistent with and within the time frame set forth in the Development Plan, the parties shall meet and discuss a reasonable amendment to the time frame. If the parties are unable to agree upon such amendment within [*] BB shall have the right, [*] to either take responsibility for such development or appoint an Independent Third Party reasonably acceptable to ImmunoGen to complete such activities.



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21.2     CMC DEVELOPMENT REQUIREMENTS. IMMUNOGEN AND BB WILL CONSULT, FROM TIME
         to time, on the CMC Development that will be necessary to accumulate data required for submitting a BLA for the Product in the Territory. ImmunoGen shall be responsible for providing to BB in writing, all data and documents necessary to complete the chemistry, manufacturing and controls sections of applications for Regulatory Approval for Licensed Compound in accordance with the timetable provided for in the Development Plan. Such data and documents shall be of a form and substance as might reasonably be expected to be sufficient to support an application for Regulatory Approval. By way of example only, and without limiting the generality of the foregoing, the parties agree that such data and documents shall include, but not be limited to, the method of manufacture, in-process and release specifications, completed or ongoing stability program data, validated analytical procedures for release and in support of the stability program, and development of all appropriate packaging and labeling. Without limitation, certain of ImmunoGen's CMC Development obligations are set out in Schedule 7 of this Agreement. Furthermore, within[*] of the Effective Date the Collaboration Committee shall meet and agree upon a formal CMC Development Plan. Once such plan has been agreed, the provisions of Clauses 13.4, 13.5 and 13.6 (as adjusted, to the extent necessary, to substitute ImmunoGen for BB and references to Development Plan for CMC Development plan) shall apply in respect of such plan.

21.3 DATA DEFICIENCIES. In the event that BB reasonably determines that the data and documents provided by ImmunoGen pursuant to Clause 21.2 are not of a form and substance as might reasonably be expected to be sufficient for either the filing of an application for Regulatory Approval or Regulatory Approval of Licensed Compound, then BB shall submit to ImmunoGen in writing a description of the deficiencies in such data or documents. Subject to Clause 21.4, ImmunoGen shall, promptly, and at its own cost and expense, take all steps reasonably necessary, including conducting additional analyses or manufacturing additional Licensed Compound, to generate or otherwise obtain sufficient data or documents necessary to cure the deficiency.

21.4 In the event that ImmunoGen disputes the determination in Clause 21.3 that the data or documents are deficient, then ImmunoGen shall submit in writing to BB, within [*]of receipt of BB's notice of deficiencies provided pursuant to Clause 21.3, above, ImmunoGen's bases for disputing BB's determination. Within [*] of ImmunoGen's notice, the parties shall either resolve the dispute or agree upon a procedure for resolving the dispute. The procedure shall include either (a) the selection of a third-party expert experienced in such matters who shall review submissions from both parties and make a determination that shall be binding upon the parties or (b) a process for seeking a determination from the applicable regulatory authority, which determination shall be binding upon the parties. Notwithstanding the foregoing, in the event that an applicable regulatory authority rejects BB's application as deficient with respect any of the matters for which ImmunoGen is responsible pursuant to Clause 21.2, above, then ImmunoGen shall not be entitled to dispute whether the data and documents are deficient.

22       SUPPLY FOR CLINICAL DEVELOPMENT PURPOSES

22.1 ESTIMATES. ImmunoGen and BB shall cooperate, through the Collaboration Committee, in estimating the volume of Licensed Compound required from time to time by BB or Sub-licensees during Clinical Development.

22.2 SUPPLY OBLIGATIONS. During the Clinical Development phase, ImmunoGen shall supply all of BB's required quantities of Licensed Compound for Clinical Studies within a reasonable period of receipt of an order from BB provided that such order is in accordance with the estimated volumes agreed pursuant to Clause 22.1 for Licensed Compound for such Clinical Study and


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         further ImmunoGen shall use reasonable commercial efforts to ensure continuity of supply of Licensed Compound during the Clinical Development phase. All such supplies of Licensed Compound during the Clinical Development phase shall be in conformity with the Specifications. Following the grant of Regulatory Approval for Product for the treatment of a particular indication within the Field, the supply provisions set out in Clause 24 shall apply; provided always that to the extent that Clinical Development of Licensed Compound is ongoing for other indications within the Field the provisions of this Clause shall apply to supply therefor.

22.3 CHANGE TO PRODUCTION PROCEDURE ETC. The parties recognize that in order to optimize the production procedure for commercial purposes, changes and modifications are expected to be required during the Clinical Development phase. It is further acknowledged that it is the parties' intention that the manufacturing production process for commercial purposes should be formalized [*]. If ImmunoGen decides that any change or modification of the production procedure of the Licensed Compound is necessary during the term for any reason or if any changes to manufacturing facilities, equipment (except to the extent that changes are made as a result of routine maintenance) or quality control procedures are proposed, ImmunoGen shall promptly notify BB in writing of the need for such change or modification. To the extent that any change or modification is material, ImmunoGen shall not implement such change or modification to the actual production procedure without BB's prior written consent, which shall not be unreasonably withheld and shall be deemed given unless ImmunoGen is otherwise notified in writing by BB within [*] of ImmunoGen's corresponding notice. It is agreed that it shall be reasonable for BB to withhold its consent to any changes which may materially impact on BB's ability to apply for Regulatory Approvals in the Territory or which would result in a material interruption in the supply of Licensed Compound or Product. To the extent that any material changes are made to the manufacturing process, ImmunoGen shall carry out, [*], all necessary pre-clinical work to minimize the need for clinical comparability studies to be conducted, provided always that in the event that the Regulatory Authorities require any such clinical comparability studies to be so conducted, these shall be conducted [*]t. Furthermore, in the event that any changes result [*].

22.4 PRICE AND PAYMENT. Those amounts of Licensed Compound required by BB to carry out Clinical Studies in the Territory and the USA during the Clinical Development phase shall be supplied by ImmunoGen to BB at [*] (as defined below). Payment in respect of the supply of any Licensed Compound shall be made within [*] of receipt of the appropriate invoice by BB and shall be paid in the currency in which the invoice provides. For the purposes of this Clause, the [*] shall mean [*]. To the extent that any [*]

         [*]

22.5 IMPORT APPROVALS. BB shall be responsible for ensuring that the appropriate approval has been obtained for, and to manage, the importation of Licensed Compound for such Clinical Study within that part of the Territory into which such Licensed Compound is to be imported. ImmunoGen shall supply all necessary documentation reasonably requested by BB to obtain consent to import Licensed Compound required during the Clinical Development phase and provide all reasonable assistance required to enable Licensed Compound to be imported into that part of the Territory in which it is required.

22.6 LABELING. The parties shall, through the Collaboration Committee, cooperate to ensure that Licensed Compound for any Pre-Clinical Study or Clinical Study is appropriately labeled.



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22.7     PROVISION OF RECORDS. Each shipment of Licensed Compound shall be accompanied by certified copies of its batch records, environmental controls records and a certificate of analysis issued and signed by the person responsible for the Quality Control Unit (or nominated deputy)of ImmunoGen confirming or detailing, amongst other things, (i) the company issuing such certificate; (ii) the product and batch; (iii) a list of all tests conducted on the Licensed Compound together with the acceptance limits for each test; and (iv) that such shipment complies with the Specification. The Collaboration Committee shall agree any other requirements for the certificate of analysis as soon as reasonably practicable.

22.8 SHIPMENTS. ImmunoGen shall promptly notify BB of the shipments of Licensed Compound during the Clinical Development phase. Such shipments shall be sent at [*] to such place of delivery as BB shall specify to meet any agreed delivery dates, which expense shall [*].

22.9 SAFETY DATA To the extent that any new safety data is generated by ImmunoGen it shall promptly notify BB and the Collaboration Committee shall agree upon the appropriate actions to be taken and the preparation and circulation of appropriate safety data sheets to relevant parties.

23       NON-CONFORMING CLINICAL SUPPLIES

23.1 NONCONFORMING CLINICAL SUPPLIES. Within [*] after the delivery of Licensed Compound and the accompanying certificate of analysis to BB, BB shall submit to ImmunoGen in writing any claim that such Licensed Compound does not conform with the Specifications, accompanied by a report of BB's analysis (which analysis shall be conducted in good faith) and a sample of the Licensed Compound at issue, explaining in reasonable detail the basis on which the allegedly nonconforming Licensed Compound does not meet the Specifications. BB shall not be obligated to pay for such nonconforming shipment of Licensed Compound. Only those tests listed in the Specifications may be used to demonstrate nonconformance of Licensed Compound.

23.2 REPLACEMENT; CANCELLATION; SETTLEMENT. ImmunoGen shall conduct its own analysis of the sample in good faith within [*] after the receipt by ImmunoGen of the report and sample from BB, and provide the results to BB. If after ImmunoGen's own analysis of the sample ImmunoGen agrees with the claim of nonconformity, BB shall promptly inform ImmunoGen if BB wishes to have ImmunoGen replace the nonconforming Licensed Compound with conforming Licensed Compound. If BB wishes to receive such replacement Licensed Compound, ImmunoGen shall provide such replacement as soon as reasonably practicable thereafter, in which case BB shall be obligated to pay only for such replacement Licensed Compound. BB shall not be obligated to pay for the nonconforming Licensed Compound, and ImmunoGen shall: (i) credit BB for the amount paid by BB for the nonconforming Licensed Compound if BB has already paid for such nonconforming Licensed Compound or (ii) cancel its invoice to BB for such nonconforming Licensed Compound if BB has not yet paid for such nonconforming Licensed Compound, and BB shall not be obligated to pay such canceled invoiced amount. If, after its own analysis, ImmunoGen does not agree with the claim of nonconformity or determines that BB is responsible for the nonconformity, the Parties shall in good faith discuss and agree upon a settlement of the issue, and BB shall not be obligated to pay for such alleged nonconforming Licensed Compound until such settlement is reached.

23.3 RETURN OR DESTRUCTION OF NON-CONFORMING STOCK. After ImmunoGen has agreed that the Licensed Compound shipment is nonconforming, and if ImmunoGen is responsible for the nonconformity, BB shall return or destroy it at ImmunoGen's request and cost in the most cost effective and environmentally safe and appropriate manner available, consistent with all relevant laws and regulations.



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24       COMMERCIAL MANUFACTURE AND SUPPLY OF PRODUCT

24.1 PRODUCT FOR COMMERCIAL SALE. ImmunoGen shall retain responsibility for the commercial Manufacture and supply of Licensed Compound and/or Product to BB until the termination or expiration of this Agreement, which Manufacture and supply shall be in accordance with all Regulatory Approvals granted, and all laws and regulations in force, in each country within the Territory. ImmunoGen shall use commercially reasonable efforts to manufacture for and supply to BB all of BB's requirements for Product in accordance with the terms of any agreement to be agreed between the parties taking in accordance with the terms attached to this Agreement as Schedule 4 ("Supply Agreement"). The price to BB for commercial supply of Product shall be [*].

24.2 Subject to Clause 27 below, during the term of this Agreement, BB shall purchase all its requirements for Product from ImmunoGen. Upon BB's request, during the[*] period preceding the expiration of the term of this Agreement, the parties agree to negotiate in good faith for an extension of supply by ImmunoGen and purchase of the Product by BB.

25       CONTRACT MANUFACTURING

25.1 ImmunoGen may contract with one or more contract manufacturers to perform any or all of its Manufacture obligations under this Agreement and the Supply Agreement, provided that (i) ImmunoGen incorporates all relevant provisions of this Agreement into any arrangements it enters into with contract manufacturers after the Effective Date (each a "Contract Manufacturer Agreement"), and (ii) ImmunoGen provides BB with a true and accurate copy of each such Contract Manufacturer Agreement.

25.2 ImmunoGen agrees to use its commercially reasonable efforts to include in each Contract Manufacturer Agreement the following provisions: (i) a prohibition against sublicensing by such contract manufacturer of Licensed IP licensed to such Contract Manufacturer by ImmunoGen; (ii) a prohibition against the sale by such contract manufacturer to any Independent Third Party of (A) Licensed Compound for use in any product to be sold or distributed in the Territory or (B) Product for resale (other than by ImmunoGen to BB, or by BB itself) in the Territory, and
         (iii) a right for ImmunoGen to terminate such Contract Manufacturer Agreement in the event of a breach of the terms set forth in either of
         (i) or (ii) above.

25.3 ALTERNATE SUPPLY. ImmunoGen agrees to use commercially reasonable efforts to cause at least one further source of supply of Licensed Compound (in addition to its primary source of supply) to become and remain pre-qualified as soon as practicable after the first Regulatory Approval is granted in the Territory and during the remainder of the term of this Agreement.

26       RETENTION OF RECORDS

26.1 RECORDS. ImmunoGen shall maintain, and shall cause its Affiliates, sub-contractors or other agents to maintain, all records necessary to comply with applicable laws, rules and regulations relating to the manufacture and storage of Licensed Compound and the Product (in bulk or finished form). All such records shall be maintained for such period as may be required by law, rule or regulation; provided, however, that all records relating to the manufacture, stability and quality control of each batch or partial batch of the Product shall be retained at least until the first anniversary of the end of the approved shelf life for all Product from such batch or partial batch; and provided further that neither party shall destroy such records without first notifying the other


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         party and giving the other party an opportunity to take control of such records if the party being notified believes that applicable law or its own written corporate policy requires such records to be maintained.

27       IMMUNOGEN'S INABILITY TO SUPPLY

27.1 INABILITY TO SUPPLY. If ImmunoGen fails for any reason, either during the term of this Agreement or following its expiry, other than for a force majeure event described in Clause 65, to deliver Licensed Compound and/or Product to BB, then BB shall have the right to make or have made all of its requirements of Licensed Compound and/or Product and all such licenses as may be required by BB to conduct such manufacture shall automatically be deemed to be granted to BB by ImmunoGen; provided that BB shall not have the right to manufacture if, [*] days after BB first notifies ImmunoGen of its intent to exercise its rights under this Clause, ImmunoGen provides BB with a plan to cure the inability to supply within the next [*] and then does so within such [*] period. In addition to the other remedies provided for with respect to any failure to supply the Product, the Supply Agreement shall set forth a mechanism by which ImmunoGen will transfer to BB, upon request, such Manufacturing Information, technology and know-how (not already in BB's possession) so as to permit BB to manufacture Product and/or Licensed Compound, and ImmunoGen agrees to cooperate with BB to facilitate the transition. Notwithstanding the foregoing, if ImmunoGen provides BB with notice of its ability to once again supply BB with its requirements of Licensed Compound and/or Product, the parties shall meet to discuss whether BB requires ImmunoGen to recommence all or any part of supply of Licensed Compound or Product to it.

28       REGULATORY COMPLIANCE AND REPORTING

28.1 GOVERNMENT INSPECTION. ImmunoGen agrees to advise BB by telephone and facsimile immediately of any proposed or announced visit or inspection, and as soon as possible but in any case within [*] of any unannounced visit or inspection, by any Regulatory Authority of any facilities used by or on behalf ImmunoGen in the performance of its obligations under this Agreement, including the processes or procedures used at such facilities in the manufacture of Licensed Compound or Product. ImmunoGen shall provide BB with a reasonable description of each such visit or inspection promptly (but in no event later than [*] calendar [*]) thereafter, and with copies of any letters, reports or other documents (including Form 483's) issued by any such authorities that relate to Licensed Compound, Product, or such facilities, processes or procedures. BB may review ImmunoGen's responses to any such reports and communications, and if practicable, and, insofar as timely received, BB's reasonable views and requests shall be taken into account prior to submission of such reports and communications to the relevant Regulatory Authority.

28.2 NOTIFICATION AND RECALL. If any Regulatory Authority issues or requests a recall or takes similar action in connection with Licensed Compound or the Product, or if either party determines that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal, the party notified of or wishing to call such recall or similar action shall, within [*], advise the other party of notification or its determination by telephone or facsimile, after which the parties shall promptly discuss and work together to effect an appropriate course of action; provided, however, that either party may initiate a recall or market withdrawal thereafter if it deems such action necessary or appropriate. ImmunoGen shall be responsible for notification to applicable Regulatory Authorities outside the Territory and compliance with applicable laws outside the Territory in conducting such recall. BB shall be responsible for notification to the


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         applicable Regulatory Authorities with respect to countries in the
         Territory and compliance with applicable laws in the Territory in conducting such recall.

28.3 RECALL EXPENSE. If a recall results from the breach of a party's warranties or obligations under this Agreement, the breaching party shall bear the full expense of both parties incurred in any such recall. Such expenses of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Product and the sum paid for the recalled Product. In the event, however, that a recall is partially caused by both parties' actions or omissions, then each party shall be responsible for its proportionate share of the recall expenses based on its proportionate share of causation.

28.4 REGULATORY COMPLIANCE. ImmunoGen shall ensure that any Licensed Compound and/or Product packaging (together with any inserts or material relating to the sale of Licensed Compound and/or Product) which is Manufactured by or on its behalf and supplied to BB complies with all relevant regulatory requirements in the Territory or any part thereof. Furthermore, to the extent permitted by relevant laws and regulations, BB shall ensure that Product sold in the Territory shall contain a clear and prominent statement that Licensed Compound and/or Product is sold under a license from ImmunoGen.

29       AUDIT RIGHTS OF BB

29.1 AUDIT OF RECORDS. ImmunoGen shall, and shall procure that any sub-contractors or agents shall, keep at its usual place of business complete and proper records and books of account showing the quantity and COGS of Licensed Compound and/or Product Manufactured and supplied whether inside or outside the Territory. Upon [*] prior written notice from BB, ImmunoGen shall permit an independent certified public accounting firm of nationally recognized standing selected by BB and approved by ImmunoGen (such approval not to be unreasonably withheld or delayed) at BB's expense, to examine pertinent books and records of ImmunoGen, its sub-contractors or agents at their respective usual places of business as may be reasonably necessary to verify the accuracy of the price payable for clinical supplies or COGS in respect of commercial supplies hereunder and ImmunoGen shall procure the cooperation of its sub-contractors or agents in this regard. The provisions of Clauses 12.1, 12.2 and 12.3 shall equally apply with regard to the rights and obligations of the parties in connection with audits under this Clause.

29.2 AUDIT OF FACILITIES. BB, or at BB's choice a third party auditor agreed with ImmunoGen, shall be entitled to audit ImmunoGen's, or any authorized sub-contractors', premises and processes for compliance with the principles of GMP, and to audit the validation of facilities, equipment, and production and tests to ensure their suitability for the particular stage of development. ImmunoGen shall procure that BB has equivalent rights to audit any additional approved sub-contractor(s) that may be appointed by ImmunoGen. At BB's option, a written questionnaire may be substituted for an audit. Audits may be made before commencement of the operations specified in this Agreement, during their execution and/or upon completion of such activities. Such audit or audits shall be during normal plant or laboratory working hours, and shall be on a date or dates agreed between the parties. Under normal circumstances BB shall not audit ImmunoGen more than once a year, however additional audits may be requested:

         29.2.1 in the event of major process or facility change, to verify corrective actions for significant deficiencies identified in prior audits; or

         29.2.2   in the event of process failures.



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         In all cases BB shall provide a copy of any audit report to ImmunoGen.
         ImmunoGen shall provide a response to the report within [*] of receipt thereof, including a description of agreed corrective actions plus a timetable for their implementation.




                      PART F - COMMERCIALIZATION PROVISIONS

30       BB'S DILIGENCE OBLIGATIONS

30.1 BB warrants and undertakes that it shall, at BB's expense, use reasonable commercial efforts to diligently develop Licensed Compound and obtain Regulatory Approval for the Product in the Territory and to promote, market and sell Product in the Territory. The parties acknowledge and agree that, subject to the terms of this Agreement, all business decisions including, without limitation, decisions relating to BB's research, development, registration, manufacture, sale, commercialization, design, price, distribution, marketing and promotion of Licensed Compound and/or Product covered under this Agreement and relating to the Territory, shall be within the sole discretion of BB. ImmunoGen acknowledges that nothing in this Agreement shall be construed as imposing on BB the duty to market and/or sell and exploit Product for which royalties are payable hereunder to the exclusion of, or in preference to, any other product of comparable potential, or in any way other than in accordance with its normal commercial practices. The parties further acknowledge that the use of Independent Third Party contractors in connection with obtaining Regulatory Approvals and/or marketing of Product may facilitate the performance of such activities, and that BB shall have the right, in its sole discretion, to utilize Independent Third Party contractors for such purposes and to grant appropriate sublicenses to such Independent Third Party subcontractors, provided that BB first complies with the sublicensing obligations set forth in Clause 3.

30.2 If, in ImmunoGen's reasonable opinion, BB fails to comply with any of its diligence obligations under Clause 30.1, then, without limiting any other remedies that may be available to ImmunoGen, ImmunoGen shall have the right to give BB written notice thereof stating in reasonable detail the particular failure(s). BB shall have a period of [*] from the receipt of such notice to correct the failure or, in the event that the failure cannot be reasonably cured within a [*] period, then BB shall initiate actions reasonably expected to cure the failure within [*] days of receiving notice and shall thereafter diligently pursue such actions to cure the failure, even if requiring longer than the time period specified in Clause 46. In the event of a dispute as to whether or not BB has failed to exercise due diligence under Clause 30.1, or whether BB is diligently pursuing actions reasonably expected to cure such failure under this Clause, such dispute shall be resolved in accordance with Clause 51.

30.3 In addition to the provisions of Clause 65, the diligence obligations of BB with respect to Product under this Agreement are expressly conditioned upon the continuing absence of any adverse condition or event which warrants a delay in Product commercialization including, but not limited to, an adverse condition or event relating to Product safety or efficacy or unfavorable labeling, pricing or pricing reimbursement approvals, or lack of Regulatory Approval, and the obligation of BB to develop or market Product shall be delayed or suspended so long as in BB's reasonable opinion any such condition or event exists. In the event that the parties disagree as to whether any such condition or event exists or is continuing, the matter shall be referred to the Collaboration Committee. If the Collaboration Committee is unable to resolve the matter within


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         [*] of the submission of the matter to it for resolution, the matter shall be resolved in accordance with Clauses 51 and 52.

31       OBTAINING REGULATORY APPROVAL IN THE TERRITORY

31.1 BB shall be responsible, at its cost, for obtaining Regulatory Approval for Product in the Field in the Territory where there is adequate clinical data to support Regulatory Approval from each competent health authority in the Territory.

31.2 Each Regulatory Approval and each pricing and reimbursement approval in the Territory shall be placed in BB's name or the name of BB's Affiliate(s) unless applicable law requires, or ImmunoGen and BB otherwise agree, that an approval be solely or jointly in the name of ImmunoGen or a designated ImmunoGen Affiliate. ImmunoGen agrees that notwithstanding such Regulatory Approval or pricing and reimbursement approval in its name, BB remains solely responsible for and retains the exclusive rights to import, export, keep (whether for disposal or otherwise), market, distribute, use, promote, offer for sale and sell Licensed Compound and/or Product as granted to BB under the terms of this Agreement.

31.3 BB agrees that, prior to the commencement of any appropriate pivotal Agreed Clinical Study(ies) (as set out in the Development Plan), it shall consult with the EMEA and/or the FDA to determine whether such regulatory body is of the opinion that should such study(ies) meet its primary protocol objective, when considered in conjunction with the clinical data existing at that time, such combined data would be reasonably sufficient to gain Regulatory Approval.

31.4 ImmunoGen shall provide BB, at BB's expense, with such assistance in obtaining Regulatory Approval for Product as may be reasonably requested by BB, including all reasonable assistance in relation to the preparation and submission of Regulatory Approval dossiers to the regulatory authorities and the response to questions posed by such authorities, in respect of any Pre-Clinical Studies conducted by ImmunoGen, CMC Development, Manufacture or such other data that has been generated by ImmunoGen. ImmunoGen shall provide all such assistance to enable BB to respond to the Regulatory Authorities in accordance with any timetable that BB may set for filing such a response.

31.5 Each party shall keep the other party fully informed of all its interactions with Regulatory Authorities including the provision of all material submissions, minutes of any meetings and all relevant correspondence from the Regulatory Authorities.

31.6 BB shall take all commercially reasonable steps to maintain, at its cost, and to comply with all necessary regulatory requirements relating to the maintenance of, any Regulatory Approval granted for Product in the Field in the Territory.

32       REGULATORY APPROVALS OUTSIDE THE TERRITORY

32.1 It is acknowledged that with regard to obtaining Regulatory Approvals in countries outside the Territory, the general expectation is that such applications will be based upon either upon an application for Regulatory Approval or a Regulatory Approval filed with either the FDA or the EMEA ("Primary Dossiers"). Schedule 6 sets out a summary of the parties' current understanding with regard to ImmunoGen's ability to rely on Primary Dossiers outside the Territory.



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32.2     In recognition of the fact that ImmunoGen will be relying on data,
         Technical Information and/or Primary Dossiers generated by BB, BB shall provide ImmunoGen, at ImmunoGen's expense, with such assistance in obtaining Regulatory Approval for Product outside the Territory as may be reasonably requested by ImmunoGen, including all reasonable assistance in relation to the preparation and submission of Regulatory Approval dossiers to the Regulatory Authorities and the response to questions posed by such authorities, in respect of any Agreed Clinical Studies, Technical Information, Primary Dossiers or other data that has been generated by BB. BB shall provide all such assistance to enable ImmunoGen to respond to the Regulatory Authorities in accordance with any timetable that ImmunoGen may set for filing such a response.

32.3 It is further agreed that to the extent that any Regulatory Authority outside the Territory requires ImmunoGen to conduct local Clinical Studies (with the exception of the USA, where the conduct of Agreed Clinical Studies shall be the responsibility, and at the cost, of BB) or Commercialization Studies to support any application for Regulatory Approval, such studies shall be the responsibility of ImmunoGen at its cost. It is specifically acknowledged that in the event that ImmunoGen applies for Regulatory Approval in China, due to the recognized physiological differences that exist in the Chinese population, local Clinical Studies and/or Commercialization Studies are likely to be required.

32.4 In recognition of the fact that payment of the fee by ImmunoGen pursuant to Clause 10.2 is dependant on the grant of a BLA in the USA, ImmunoGen agrees that, following the generation of sufficient data from the Agreed Clinical Studies, it will use reasonable commercial efforts to apply for and obtain Regulatory Approval for Product in the USA

32.5 To the extent reasonably required, BB will provide ImmunoGen, at ImmunoGen's cost, with advice and assistance in the design of any local Clinical Studies or Commercialization Studies that ImmunoGen is required to conduct outside the Territory.

33       MARKETING AND SALE OF PRODUCT

33.1 AGREEMENT OF MARKETING PLAN. Commencing in the year in which either BB files an application for Regulatory Approval in any of the Major EU Markets or ImmunoGen files an application for Regulatory Approval in the USA, but in any event no earlier than [*] after such filing, the parties shall, via the Collaboration Committee, meet to agree a marketing plan to coordinate the worldwide commercialization (to the extent legally permissible in accordance with applicable anti-trust legislation in and outside the Territory) for Product which shall include the following information:

         33.1.1   a sales target in respect of the sale of Product;

         33.1.2 anticipated or actual pricing of Product, as applicable, on a country-by-country basis in each geographic market;

         33.1.3 the branding and labeling of Product, which it is intended shall be consistent across all countries in which Product is marketed by the parties to the extent reasonably practicable in all the circumstances;

         33.1.4   the proposed detailing to be assigned to the sale of Product;
                  and

         33.1.5   the major marketing programs and marketing assumptions;



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         (referred to as the "Marketing Plan").

33.2 ANNUAL UPDATES. The Marketing Plan shall be updated annually thereafter in the fourth calendar quarter of each year and in this respect the parties shall meet, via the Collaboration Committee, to agree any revisions thereto.

33.3     OTHER AMENDMENTS. It is agreed that:

         33.3.1 the Marketing Plan may be subject to amendments, adjustments and/or revisions by the parties to take into account current market conditions and/or any events which may occur during the period to which the Marketing Plan relates provided always that amending party shall notify the Collaboration Committee as soon as reasonably practicable in the event that such party proposes to make any such amendment, adjustment or revision; and

         33.3.2 to the extent that any changes are made to the Marketing Plan which have not been notified to the Collaboration Committee pursuant to Clause 33.3.1, they shall be discussed and explained at the annual meetings to take place between the parties pursuant to Clause 33.2.

33.4 INTENTION TO OUT-LICENSE. In the event that either party elects to license an Independent Third Party to conduct the marketing and sale of Product in the whole of its territorial market it shall notify the other party. If both parties agree that the Product should be out-licensed to an Independent Third Party for the relevant indication on a worldwide basis the parties agree to cooperate, through the Collaboration Committee, in the identification of a suitable pharmaceutical entity to conduct such worldwide commercialization on their behalf. If after [*] (or such longer period as may be agreed by the Collaboration Committee at the time), the parties have been unable to interest a suitable pharmaceutical entity, and encourage such entity to submit preliminary business terms, or if both parties decide that any terms so submitted are unacceptable to them, each of BB and ImmunoGen shall be entitled, in their sole discretion, to appoint a licensee or licensees in respect of their respective territories or part thereof. If both parties decide that the terms are acceptable, it is agreed that [*]

33.5 BB's FIRST RIGHT TO NEGOTIATE. In the event that ImmunoGen elects to appoint a licensee in any country(ies) outside the Territory and BB intends to commercialize Product in the Territory, ImmunoGen agrees to grant BB first right to enter discussions with it with regard to BB being licensed to commercialize Product in such country(ies) outside the Territory. If after [*] good faith negotiations, ImmunoGen reasonably determines that BB would not be a suitable licensee, it shall be entitled to initiate discussions with Independent Third Parties.

33.6 ImmunoGen's FIRST RIGHT TO NEGOTIATE. In the event that BB elects to appoint a licensee in any country(ies) of the Territory and ImmunoGen intends to commercialize Product outside the Territory, BB agrees to grant ImmunoGen first right to enter discussions with it with regard to ImmunoGen being licensed to commercialize Product in such country(ies) in the Territory. If after [*] good faith negotiations, BB reasonably determines that ImmunoGen would not be a suitable licensee, it shall be entitled to initiate discussions with Independent Third Parties.

34       TRADE MARKS

34.1 To the extent reasonably practicable and allowable, the parties shall endeavor to ensure that that marketing and selling of Product shall occur under the same trade marks and logos both in and outside the Territory it being agreed that BB shall be the owner of any such trade marks or logos


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         in the Territory and ImmunoGen shall be the owner of any such trade marks or logos outside the Territory. To the extent that it is not possible for Product to be marketed and sold under a global trade mark or logo, BB shall be entitled to select its own trade marks and logos in the Territory and ImmunoGen shall be entitled to select its own trade marks outside the Territory.




                           PART G - PATENT PROVISIONS

35       PATENT PROSECUTION AND MAINTENANCE

35.1 ImmunoGen, [*], shall file, prosecute and do all such acts and things as may be reasonably necessary to obtain the grant of the Patents for their full term. In addition, ImmunoGen, [*] shall file and prosecute applications for patents covering any ImmunoGen Improvement that it adjudges in its reasonable opinion has potential commercial application and that constitutes a ImmunoGen Improvement or a Joint Improvement in accordance with the following principles:

         35.1.1 applications shall be filed expeditiously at the appropriate time in all countries in which ImmunoGen in its absolute discretion considers that patent protection for a ImmunoGen Improvement or a Joint Improvement is necessary or desirable;

         35.1.2 ImmunoGen shall notify BB of its proposed filing list at least [*] prior to the deadline for filing; and

         35.1.3 in the event that BB wishes a patent application to be filed in respect of the said ImmunoGen Improvement or Joint Improvement in a particular country that does not appear upon ImmunoGen's filing list it shall request the addition of such country to ImmunoGen's filing list. If ImmunoGen refuses to include such country in the said list [*] . ImmunoGen shall allow BB to apply for patent protection in its own name in respect of such country and shall allow BB to take the benefit of ImmunoGen's priority date and, [*] give all reasonable assistance required by BB.

         For purposes of clarity the parties acknowledge and agree that patent applications claiming ImmunoGen Improvements or Joint Improvements filed pursuant to this Clause, and any patents issuing therefrom, shall be included in the definition of Patents.

35.2     At BB's request, ImmunoGen shall,[*] provide BB with copies of:

         35.2.1   granted Patents;

         35.2.2   pending applications for Patents and amendments thereto; and

         35.2.3 such material correspondence to and from patent offices within the Territory concerning pending applications for Patents to allow for review by, and consultation with, BB reasonably in advance of any submission to a patent office which could materially affect the scope or extent or validity of any Patent that may result.

35.3 Save as provided in Clause 35.4, ImmunoGen shall during the term of this Agreement [*] and do all such acts and things as may be reasonably necessary to maintain any granted Patents for their full term in any part of the Territory.



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35.4     In the event that ImmunoGen intends to abandon any of the Patents or allow any of the Patents to lapse in any part of the Territory, it shall notify BB in writing of such intention at least [*] prior to such proposed abandonment or lapse and offer BB an opportunity to acquire such Patents to the extent they apply to such part of the Territory for nominal consideration. BB shall have a period of[*] days to respond to such written offer by ImmunoGen. In the event that no response is received from BB within such thirty [*] period, ImmunoGen shall be entitled to allow such Patents to become abandoned or lapse without further notice to BB. In the event that BB does elect to acquire the Patent(s), ImmunoGen shall, [*] give all reasonable assistance required by BB to assign all rights relating to any such Patent(s) which shall thereafter not be considered Patents under this Agreement and ImmunoGen shall have no further rights or obligations with respect thereto, provided that in the event that this Agreement is terminated, except for any termination by BB under Clause 46 for material breach by ImmunoGen, BB will grant ImmunoGen a royalty-free non-exclusive license thereunder.

35.5 Unless the term of any Patent has already been extended by ImmunoGen at the time of the granting of Regulatory Approval in a particular part of the Territory, ImmunoGen shall be entitled to apply in such part of the Territory for an extension of the term of any such Patent(s) capable of extension in such part of the Territory. In this event, BB shall, and shall use reasonable endeavors to procure that any Sub-licensees shall, make available to ImmunoGen [*] all relevant documentation and other materials which may be in the possession or under the control of BB or Sub-licensees which in ImmunoGen's reasonable opinion are necessary to procure such extension. If in order to obtain such extension it is in ImmunoGen's reasonable opinion necessary for BB to join with ImmunoGen in making the application for extension, BB shall at [*] promptly do so and shall fully cooperate with ImmunoGen in connection with any such application.

35.6 ImmunoGen shall provide BB or BB's nominated agent with an annual status report of patent applications filed by ImmunoGen under this Clause 35. In addition, ImmunoGen shall promptly notify BB in writing in the event that ImmunoGen becomes aware of any facts, information or circumstances that may cause any of the Patents to be deemed invalid or unenforceable, in whole or in part, and shall thereafter undertake diligent efforts to defend the validity and enforceability of such Patents.

36       INVENTIONS OF BB

36.1 BB, [*], shall file and prosecute applications for patents covering any BB Improvement that it adjudges in its reasonable opinion has potential commercial application and that constitutes a BB Improvement in accordance with the following principles:

         36.1.1 applications shall be filed expeditiously at the appropriate time in all countries in which BB in its absolute discretion considers that patent protection for a BB Improvement is necessary or desirable;

         36.1.2 BB shall notify ImmunoGen of its proposed filing list at least [*] prior to the deadline for filing;

         36.1.3 In the event that ImmunoGen wishes a patent application to be filed in respect of the said BB Improvement in a particular country that does not appear upon BB's filing list it shall request the addition of such country to BB's filing list. If BB refuses to include such country in the said list then [*] BB shall allow ImmunoGen to apply for patent protection


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                  in its own name in respect of such country and shall allow
                  ImmunoGen to take the benefit of BB's priority date and, [*], give all reasonable assistance required by ImmunoGen; and

         36.1.4 BB shall not abandon any such patent application or permit any patent issuing therefrom to lapse without first having given to ImmunoGen at least [*] prior notice in writing of its intention to permit such application to be abandoned or lapse and permitting ImmunoGen to continue the prosecution or maintenance of such application or patent (as appropriate). ImmunoGen shall have[*] to respond to such written notice from BB. In the event that no response is received from ImmunoGen within such [*] period, BB shall be entitled to allow such patent or patent application to become abandoned or lapse. In the event that ImmunoGen does elect to acquire the patent or patent application, BB shall [*] give all reasonable assistance required by ImmunoGen to assign all rights relating to any such patent application or patent to ImmunoGen to enable it to prosecute or maintain the said patent application or patent (as appropriate) which shall thereafter be considered Patents under this Agreement and except as expressly granted under this Agreement BB shall have no further rights or obligations with respect thereto, provided that in the event that this Agreement is terminated by BB under Clause 46 for material breach by ImmunoGen, ImmunoGen will grant BB a royalty-free non-exclusive license thereunder.

36.2     At ImmunoGen's request, BB shall, [*] furnish ImmunoGen with copies of:

         36.2.1   granted patents obtained by BB pursuant to this Clause 36;

         36.2.2   pending applications for such patents and amendments thereto;
                  and

         36.2.3 such material correspondence to and from patent offices to allow for review by, and consultation with, ImmunoGen reasonably in advance of any submission to a patent office which could materially affect the scope or extent or validity of the patent that may result.

36.3 BB shall provide ImmunoGen or ImmunoGen's nominated agent with an annual status report of patent applications filed by BB under this Clause 36.


37       INFRINGEMENT AND INVALIDITY PROCEEDINGS

37.1 In the event that either BB or ImmunoGen becomes aware of any third party infringement within the Territory of any Patents, it will notify the other party in writing to that effect. Any such notice shall include any evidence in the notifying party's possession to support an allegation of infringement by such third party. ImmunoGen shall have a period of [*] from the date of said notice to obtain a discontinuance of such infringement and failing the obtaining of such discontinuance, ImmunoGen shall have the right but not the obligation to bring legal proceedings against the third party infringer. ImmunoGen shall bear all the expenses of any suit brought by it (except to the extent otherwise provided in this Clause 37).

37.2 In the event that ImmunoGen elects to bring suit against the third party infringer, BB shall have the right, [*], to be represented in an such action by ImmunoGen by counsel of BB's own choice; provided, that under no circumstances shall the foregoing affect the right of ImmunoGen to control the suit as described in Section 37.1.



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37.3     BB will reasonably cooperate with ImmunoGen in any such suit or action and shall have the right to consult with ImmunoGen and be independently advised by independent counsel, provided that ImmunoGen shall [*] with ImmunoGen. ImmunoGen shall indemnify and hold BB harmless for any monetary judgment or award against or penalty levied upon ImmunoGen or BB arising out of ImmunoGen's acts in the enforcement of such Patents except to the extent that any such monetary judgment award or penalty is caused by the negligent acts or omissions of BB.

37.4 If ImmunoGen does not take any action within [*] after written notice from BB of such infringement, then BB shall have the right, but not the obligation, to bring suit against such infringer under the Patents and to the extent required by law, join ImmunoGen as a party plaintiff, [*](except to the extent otherwise provided in this Clause). ImmunoGen will reasonably cooperate with BB in any such suit for infringement of a Patent brought by BB against a third party, and shall have the right to consult with BB and be independently advised by independent counsel in such litigation [*]. [*] in cooperating with BB. BB shall incur no liability to ImmunoGen as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Patents invalid or unenforceable, except that BB shall indemnify and hold ImmunoGen harmless for any monetary judgement or award against or penalty levied upon either ImmunoGen or BB arising out of BB's acts in the enforcement of such Patents except to the extent that any such monetary judgment award or penalty is caused by the negligent acts or omissions of ImmunoGen.

38       THIRD PARTY INFRINGEMENT PROCEEDINGS

38.1 In the event that a third party sues BB alleging that BB's or its Sub-licensees' importing, exporting, keeping (whether for sale or otherwise), using, distributing, marketing, promoting, offering for sale or selling Licensed Compound or Product in one or more countries in the Territory infringes or will infringe said third party's patent, the parties shall meet as soon as reasonably practicable to discuss the future conduct thereof. If following such discussions:

         38.1.1 ImmunoGen determines that it wishes to participate in the conduct of such action, it is hereby agreed that [*].

         38.1.2 ImmunoGen determines that it does not wish to participate in the conduct of such action then [*].

         38.2 Upon the institution of an action referred to in Clause 38.1, [*].

         38.3     [*].

         38.4     [*]

39       MISCELLANEOUS PROVISIONS

39.1 The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning Licensed Compound or Product or any actual or threatened infringement of the Patents.

39.2 Any damages obtained as a result of the proceedings contemplated by Clause 37 [*]:

         39.2.1   [*];



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         39.2.2   [*]:

                  39.2.2.1  [*]

                  39.2.2.2  [*].

39.3 ImmunoGen shall promptly notify BB in writing in the event that ImmunoGen becomes aware of:

         39.3.1 any actual or potential claim by a third party alleging an ownership interest in the Licensed IP or any actual or potential liens, charges or encumbrances with respect to the Licensed IP;

         39.3.2 any information suggesting that the Licensed IP and the development, manufacture, use, distribution, marketing, promotion and sale of Licensed Compound and/or Product may interfere or infringe on any intellectual property rights owned or possessed by any Independent Third Party;

         39.3.3 any pending or threatened claims or litigation against ImmunoGen relating to Licensed Compound, Product or the Licensed IP;

         39.3.4 any circumstances that would render BB liable to an Independent Third Party for patent infringement as a consequence of BB's sale of the Licensed Compound or Product or use of the Licensed IP; or

         39.3.5 any Patents which have not been properly registered, or for which applications for registration have not been properly made, on behalf of and in the name of ImmunoGen as sole proprietor, or of any grounds for refusing any existing application for registration of any of the Patents.

         Following such notice to BB, ImmunoGen shall provide BB with reasonable assistance to resolve such situation in a manner reasonably acceptable to BB and in accordance with the terms of this Agreement.





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40       EFFECT OF INTERIM OR FINAL RESTRAINING ORDER OR INJUNCTION ON AGREEMENT

40.1 If at any stage an interim or final restraining order or interlocutory injunction or similar order of the Court is granted whereby BB or ImmunoGen is restrained from manufacturing, supplying, importing, exporting, keeping (whether for disposal or otherwise), selling or otherwise dealing with or in Licensed Compound and/or Product in a particular part of the Territory then BB's obligations to commercialize, use, sell, distribute and/or market, and ImmunoGen's obligations to supply, Licensed Compound or Product in the Field in such part of the Territory to which the said order or injunction applies pursuant to this Agreement and to pay any future royalty or other sums in connection therewith shall be suspended in respect of such part of the Territory only.

40.2 The provisions of Clause 40.1 shall in no way affect BB's obligations to pay ImmunoGen any accrued payments which relate to its activities prior to any such order or injunction being granted or payments in respect of any part of the Territory unaffected by the order or injunction. In the event that any temporary restraining order or injunction is removed, BB's obligations under this Agreement in respect of such part of the Territory to which the order or injunction related shall automatically recommence from the date that such removal is effective.

41       FURTHER THIRD PARTY LICENSES

41.1 In the event that further patent licenses from third parties (including, without limitation, those set out in Schedule 10) are reasonably required by either (a) ImmunoGen in order for it to carry out Pre-Clinical Studies, to fulfil its CMC Development obligations or to Manufacture Licensed Compound or Product; or (b) BB or its Sub-licensees in order to develop, import, export, keep (whether for disposal or otherwise) use, distribute, promote, market, offer for sale or sell Licensed Compound and/or Product (hereinafter "Further Third Party Licenses"), [*]. Upon the conclusion of a Further Third Party License, [*].

42       COMPULSORY LICENSES

42.1 If a compulsory license (as such term is construed pursuant to section 48 of the UK Patents Act 1977 as amended by the Patents and Trademarks (World Trade Organization) Regulations 1999, or such equivalent statutory provision in any other country of the Territory) is granted under the Patents to an Independent Third Party with respect to Licensed Compound and/or Product in any country in the Territory [*].

43       DIRECT AFFILIATE LICENSES

43.1 Whenever BB shall reasonably demonstrate to ImmunoGen that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between ImmunoGen and such Affiliate, ImmunoGen will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, provided that BB guarantees the Affiliate's obligations thereunder.

                         PART H - TERMINATION PROVISIONS

44       BB'S RIGHT TO TERMINATE

44.1 BB shall have the right, but not the obligation, to terminate this Agreement [*]



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         44.1.1   [*];

         44.1.2   [*]

                  44.1.2.1  [*]

                  44.1.2.2  [*]

                  44.1.2.3  [*].

         44.1.3   [*]:

                  44.1.3.1  [*]

                  44.1.3.2  [*]

         In the event that ImmunoGen disagrees that the opinion formed by BB in
         Section 44.1.2 above is reasonable, the matter shall be referred to the Collaboration Committee. If the Collaboration Committee is unable to resolve the matter within [*] of the submission of the matter to it for resolution, BB shall be entitled to terminate the Agreement and all licensed rights shall return to ImmunoGen pursuant to the provisions of Clause 47.2.

44.2     If in the reasonable opinion of BB, [*]

45       IMMUNOGEN'S RIGHTS TO TERMINATE

45.1 Save in the circumstances expressly referred to herein, in the event that [*].

45.2 ImmunoGen shall have the right, but not the obligation, to terminate this Agreement [*]:

         45.2.1   [*]

         45.2.2   [*]

46       GENERAL RIGHTS OF TERMINATION BY EITHER PARTY

46.1 INSOLVENCY. If at any time either party shall become insolvent or shall cease to carry on its business or shall go into liquidation, whether compulsory or voluntary (other than a voluntary liquidation for the purpose of reconstruction or amalgamation), or shall have a receiver appointed over the whole or any part of its assets or shall enter into any arrangement or composition with its creditors or become bankrupt or enter into a corporate rehabilitation or corporate reorganization then, and in any of the foregoing events, the other party shall be entitled to terminate this Agreement forthwith by notice in writing.

46.2 MATERIAL BREACH. This Agreement may be terminated by either party if the other party is in breach of its material obligations hereunder and has not cured such breach within [*] after written notice requesting cure of the breach with reasonable detail of the particulars of the alleged breach, or within [*] of receiving notice initiated actions reasonably expected to cure the cited failure and thereafter diligently pursued such actions to cure the failure (even if requiring longer than the ninety [*] set forth in this subsection). To the extent that the party receiving the notice


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         disputes the existence of a material breach, the provisions of Clause
         51 shall apply and the notice shall be suspended until the outcome thereof.

47       EFFECT OF TERMINATION

47.1 GENERAL PROVISIONS. The termination of this Agreement either in whole or in part shall:

         47.1.1 be without prejudice to the accrued obligation of either party to pay to the other party all sums due and payable either in whole or in part, which sums shall be paid within forty five
                  (45) days of the date of termination;

         47.1.2 be without prejudice to any right of, or remedy available to, either party against the other in respect of anything done or omitted hereunder prior to such termination; and

         47.1.3 not release either party from the inability to supply, confidentiality, non-solicitation, standstill or indemnification obligations set forth in Clauses 27, 53, 55, 56 and 62 hereof.

         47.1.4 not relieve BB or ImmunoGen from complying with the applicable terms and conditions of this Agreement.

47.2     EFFECT OF TERMINATION[*] If this Agreement is terminated [*]:

         47.2.1   [*];

         47.2.2   [*];

         47.2.3   [*];

         47.2.4   [*];

         47.2.5   [*]

         47.2.6   [*].

47.3     EFFECT OF TERMINATION BY [*]. If this Agreement is terminated by[*]:

         47.3.1   [*];

         47.3.2   [*];

         47.3.3   [*]

         47.3.4   [*]




                  PART I - PUBLICITY AND PUBLICATION PROVISIONS

48       PUBLICITY



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48.1     Except as provided in Clause 53, a party may not use the name of the other party in any publicity, advertising or in any other public way and, may not issue press releases or otherwise publicize or disclose any information related to the existence of this Agreement, the terms or conditions of this Agreement, or any information relating to the subject matter hereof, without the prior written consent of the other party. The parties may agree upon an initial press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement. Following such initial press release, either party may use the specific information contained therein, or in any subsequent public announcements or publications made by the other party or by mutual agreement of the parties, in its investor relations and public relations activities. Neither party shall make public announcements, either written, oral or in any medium relating to the safety of Licensed Compound and/or Product, except for statements in official correspondence with government patent authorities in support of Patents as provided for in this Agreement. Nothing in the foregoing, however, shall prohibit a party from making disclosures to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange, provided same is accurate and complete. In such event, however, the disclosing party shall use good faith efforts to consult with the other party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

49       PUBLICATIONS

49.1 BB and ImmunoGen each acknowledge the potential benefit in publishing results of certain studies to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. No publication of Manufacturing Information, Patents or Technical Information or other Confidential Information (collectively, "Protected Information") may be made without mutual written consent. The parties agree that BB, its employees or consultants shall be free to make any publication which does not disclose any of the Protected Information. In the event that any proposed publication (as defined below) discloses Protected Information, the following procedure shall apply: Either party, its employees or consultants wishing to make a publication shall deliver to the other party a copy of the proposed written publication or an outline of an oral disclosure at least [*] prior to submission for publication or presentation. For purposes of this Agreement, the term "publication" shall include, without limitation, abstracts and manuscripts for publication, slides and texts of oral or other public presentations, and texts of any transmission through any electronic media, e.g. any computer access system such as the Internet, including the World Wide Web. The reviewing party shall have the right (i) to propose modifications to the publication for patent reasons, trade secret reasons or business reasons or (ii) to request delay of the publication or presentation in order to protect patentable information. If the reviewing party requests a delay, the publishing party shall delay submission or presentation for a period not less than [*] from the filing date of the first patent application in the Territory covering the information contained in the proposed publication or presentation. If the reviewing party requests modifications to the publication, the publishing party may edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation. Following Regulatory Approval, BB shall have the right to use any clinical data arising out of this Agreement, to the extent that it relates to the Product(s) in respect of which Regulatory Approval has been obtained.




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                           PART J - DISPUTE PROVISIONS

50       GOVERNING LAW AND JURISDICTION

50.1 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York and the United States without regard to that body of law known as conflicts of law; provided that issues relating to the validity and enforceability of patents shall be governed by the laws of the jurisdiction by which such patent was granted. Any proceeding between the parties shall be conducted in the English language.

51       DISPUTE RESOLUTION

51.1 In the event that a dispute arises between the parties as to the interpretation or performance of any of the provisions of this Agreement or as to matters related to but not covered by this Agreement, the parties shall consult initially to try and resolve the matter amicably. If they shall not be capable of resolving the matter within [*]of the dispute arising, or such other period as may be provided by this Agreement, it shall be referred to the respective Chief Executive Officers or Chief Operating Officers of the parties.

51.2 If the Chief Executive Officers or Chief Operating Officers cannot resolve the dispute within [*] days of it being referred to them, to the extent that the parties mutually agree, the matter shall be referred to binding or non-binding arbitration or mediation. Such arbitration or mediation proceedings shall be held in Boston, Massachusetts in the event that the dispute originated from BB and in London, England in the event that the dispute originated from ImmunoGen. To the extent that the parties do not mutually agree upon the matter being referred to arbitration or mediation or to the extent that the arbitration or mediation proceedings are non-binding and one of the parties disputes the outcome thereof, the matter shall be dealt with in accordance with the provisions of Clause 52.

52       LEGAL PROCEEDINGS

52.1 In the event that disputes between the parties have not been settled in accordance with the provisions of Clause 51, the parties shall be entitled to bring court proceedings in the Courts of New York, which courts shall have the exclusive jurisdiction in respect thereof.




      PART K - CONFIDENTIALITY, NON-SOLICITATION AND STANDSTILL PROVISIONS

53       CONFIDENTIALITY

53.1 During the term of this Agreement and, subject to the provisions of Clause 4, for [*] thereafter, each party shall hold in confidence any confidential information (including but not limited to Technical Information, Manufacturing Information or BB Technical Information) generated by the other party or received from the other party pursuant to this Agreement ("Confidential Information") and shall not without the prior written consent of the other party disclose any part of the same to any Independent Third Party except such of its employees and consultants and those of its Sub-licensees and contractors who have a need to know in order to effect the work of the


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         Development Plan or the obtaining of Regulatory Approval or marketing of Product and who are bound by equivalent obligations of confidentiality as those contained in this Clause.

53.2 BB and its Sub-licensees shall only use the Confidential Information obtained from ImmunoGen in pursuit of its rights and obligations under this Agreement including for the purposes of carrying out the Development Plan or Marketing Plan in respect of Product.

53.3 ImmunoGen, its licensees and its contractors shall only use the Confidential Information obtained from BB for the purpose of assisting it in registering, marketing and selling Product outside the Territory.

53.4 The provisions of this Clause shall not apply to information received by either ImmunoGen or BB or Sub-licensees hereunder which:

         53.4.1 as of the date of receipt is in the public domain or comes into the public domain through no breach of this Agreement by the receiving party of any confidentiality obligation; or

         53.4.2 is received at any time in good faith from a third party lawfully in possession of the same and having no restriction disclosing the same; or

         53.4.3 was known to the receiving party prior to its receipt from the disclosing party as can be demonstrated by the receiving party through written evidence; or

         53.4.4 is developed by the receiving party its Affiliate or Sub-licensees without aid, application or use of any of the Confidential Information to which the obligation of confidentiality applies by employee(s) of the receiving party who were not given access to the Confidential Information received hereunder.

53.5     Nothing contained herein shall prevent:

         53.5.1 BB from disclosing Confidential Information generated by or on behalf of ImmunoGen for the purpose of procuring the requisite Regulatory Approval from the appropriate authority and other governmental agencies in the Territory for BB or Sub-licensees to undertake clinical trials upon Product (including any institutional review board of any Entity conducting clinical studies) or to market Product in the Territory or any part thereof; provided however that all reasonable steps are taken to require the appropriate authority and said other governmental agencies in the Territory or any part thereof to treat the Confidential Information as confidential and proprietary information of ImmunoGen; or

         53.5.2 ImmunoGen from disclosing Confidential Information generated by BB for the purpose of procuring the requisite Regulatory Approval from the appropriate authority and other governmental agencies outside the Territory for ImmunoGen to undertake clinical trials upon Product (including any institutional review board of any Entity conducting clinical studies) or to market Product outside the Territory or any part thereof; provided however that all reasonable steps are taken to require the appropriate governmental agencies to treat the Confidential Information as confidential and proprietary information; or

         53.5.3 Confidential Information that is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by a party, provided that notice is promptly delivered to the other party in order to provide an opportunity to seek a


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                  protective order or other similar order with respect to such
                  Confidential Information and thereafter the disclosing party discloses to the requesting entity only the minimum Confidential Information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other party.

53.6 The parties agree that the commercial and other terms of this Agreement [*] shall, unless otherwise agreed, be treated as Confidential Information.

54       ADDITIONAL PROVISION OF INFORMATION BY IMMUNOGEN

54.1     ImmunoGen agrees to provide BB with [*]

55       NON-SOLICITATION OF STAFF

55.1 For a period of [*] from the Effective Date, neither of the parties shall do or permit any of the following without the prior written consent of the other party:

         55.1.1 solicit or entice away, or endeavor to solicit or entice away, any key person employed by the other party in a managerial, supervisory, technical, scientific or sales capacity.

         55.1.2 cause or permit any Affiliate, and in the case of BB, any Sub-licensee, to do any of the acts or things specified in Clause 55.1.1.

55.2 Whilst the undertaking in Clause 55.1 is considered by the parties to be reasonable in all the circumstances, if one or more is held invalid as an unreasonable restraint of trade or for any other reason but would have been held valid if part of the wording had been deleted, the period reduced or the range of activities or area dealt with reduced in scope, the undertakings shall apply with such modifications as may be necessary to make them valid.

56       STANDSTILL PROVISIONS

56.1 For the duration of this Agreement and for a period of [*] from the date on which this Agreement terminates for whatever reason neither ImmunoGen nor BB will:

         56.1.1   [*]

         56.1.2   [*]




                   PART L - WARRANTY AND INDEMNITY PROVISIONS

57       REPRESENTATIONS AND WARRANTIES OF EACH PARTY

57.1 Each of ImmunoGen and BB hereby represents, warrants and covenants to the other party that as at the Effective Date:

         57.1.1 it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;



                                       47
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         57.1.2   the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

         57.1.3 it has the power and authority to execute and deliver this Agreement and to perform their obligations hereunder;

         57.1.4 the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it, its Affiliates, or their property; (ii) the provisions of its or its Affiliates' charter or operative documents or bylaws; or (iii) any order, writ, claim form, injunction or decree of any court or governmental authority entered against it or its Affiliates or by which any of its or their property is bound;

         57.1.5 except for the governmental and Regulatory Approvals required to market Product in the Territory, the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such party;

         57.1.6 this Agreement has been duly authorized, executed and delivered and constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles;

         57.1.7 there is no action, suit, notice of violation, proceeding or investigation pending or, to the best of its knowledge, threatened against it or any of its Affiliates or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority which:

                  57.1.7.1 relates to or challenges the legality, validity or enforceability of this Agreement; or

                  57.1.7.2 could, individually or in aggregate, materially impair its ability to perform fully on a timely basis its obligations under this Agreement.

                  Furthermore, the board of directors of each party does not have knowledge of any fact or circumstance which is likely to lead to any such action, suit, notice of violation, proceeding or investigation; and

         57.1.8 the information set out in the Schedules is true and accurate in all material respects insofar as it is aware there is no matter which renders any such information untrue, inaccurate, incomplete or misleading.

57.2 Each of ImmunoGen and BB represents, warrants and covenants to the other party that during the term of this Agreement it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.



                                       48
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58       REPRESENTATIONS AND WARRANTIES OF IMMUNOGEN

58.1 ImmunoGen represents, warrants and covenants to BB, except as set forth in Schedule 10, in respect of the Territory and, where appropriate, only to the extent that Licensed IP relates to the rights specifically granted to BB in respect of the Licensed Compound or Product, that:

         58.1.1 to the best of its knowledge, to the extent that they have been granted, the Patents are valid, subsisting and enforceable, in whole or in part, and there are no facts which would as a matter of law preclude the issuance of Patents for which patent applications are pending;

         58.1.2 it has the full right, power and authority to grant all of the right, title and interest in the licenses granted to BB under Clause 2;

         58.1.3 it and its Affiliates have not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Compound, or the Licensed IP;

         58.1.4 to the best of its knowledge, the Patents and the development, manufacture, importation, exportation, keeping (whether for disposal or otherwise) marketing, distribution, use, promotion, offer for sale and sale of Licensed Compound or the Product do not interfere or infringe on any intellectual property rights owned or possessed by any Independent Third Party;

         58.1.5 to the best of ImmunoGen's knowledge, there are no claims, judgements or settlements against or amounts with respect thereto owed by ImmunoGen or pending or threatened claims or litigation against ImmunoGen relating to Licensed Compound or Licensed IP and no grounds exist which may support any such claims;

         58.1.6 it is in compliance in all material respects with any Third Party Licenses relating to Licensed IP;

         58.1.7 to the best of its knowledge, there are no circumstances that would render BB liable to an Independent Third Party for patent infringement as a consequence of BB's sale of Product or use of the Licensed IP and there has been no claim concerning such infringement made or considered by ImmunoGen;

         58.1.8 to the best of its knowledge, all data summaries provided in writing to BB by ImmunoGen relating to pre-clinical studies of the Licensed Compound accurately represent the raw data underlying such summaries;

         58.1.9 to the best of ImmunoGen's knowledge, there is no fact undisclosed by ImmunoGen which materially adversely affects or would materially adversely affect the rights granted to BB under this Agreement;

         58.1.10 during the term of this Agreement, it and its Affiliates will use reasonable commercial efforts not to diminish the rights under the Licensed IP granted to BB hereunder, including without limitation, by committing or permitting any actions or omissions which would cause the breach of any agreements between itself and Independent Third Parties which provide for intellectual property rights applicable to the development, manufacture,


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                  use or sale of Licensed Compound and/or Product(s), and that it will provide BB promptly with notice of any such breach.

58.2 Nothing in this Agreement or any license granted hereunder is to be construed as a representation or warranty that Licensed Compound shall be or is capable of being successfully developed or granted Regulatory Approval in the Territory or any part thereof for the treatment of any disease within the Field.

58.3 BB acknowledges that ImmunoGen has not given and BB is not relying on any warranty, covenant or representation of any kind (other than ImmunoGen's warranties, covenants and representations under Clauses 57 and 58.1) express or implied, in relation to Licensed Compound or its use including but not limited to implied warranties for merchantability or fitness for a particular purpose. BB further acknowledges that it has made its own due and careful inquiries before entering this Agreement.


59       [*]

59.1     [*]

60       NO INCONSISTENT AGREEMENTS

60.1 Neither party has in effect and after the Effective Date neither party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

61       REPRESENTATION BY LEGAL COUNSEL

61.1 Each party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party which drafted such terms and provisions.

62       INDEMNIFICATION

62.1 BB shall indemnify and hold harmless ImmunoGen, its Affiliates and their employees, officers, directors and agents (each, a "ImmunoGen Indemnified Party") from and against any and all claims, demands, lawsuits, proceedings, settlement amounts, liability, loss, damage, cost and expense (including reasonable attorneys' fees), but subject to the limitations in Clause 62.5 (collectively, a "Liability") which may be asserted against the ImmunoGen Indemnified Party or which the ImmunoGen Indemnified Party may incur, suffer or be required to pay resulting from or arising out of (i) the research, discovery, development, manufacture, importing, exporting, keeping (whether for disposal or otherwise), promotion, distribution, use, testing, marketing, sale of Licensed Compound and/or Product(s) by BB or Sub-licensees (including without limitation any personal injury, death, or other injuries suffered by users of Product), or (ii) the breach by BB of any covenant, representation or warranty contained in this Agreement; or (iii) the successful enforcement by a ImmunoGen Indemnified Party of its rights under this Clause. Notwithstanding the foregoing, BB shall have no obligation under this Agreement to indemnify or hold harmless any ImmunoGen Indemnified Party with respect to any Liability which results from the willful misconduct or negligent acts or omissions of ImmunoGen, its Affiliates or any of their employees, officers, directors or agents.

62.2 ImmunoGen shall indemnify and hold harmless BB, its Affiliates and their employees, officers, directors and agents (each, a "BB Indemnified Party") from and against any Liability which the BB Indemnified Party may incur, suffer or be required to pay resulting from or arising out of (i) the development, manufacture, importing, exporting, keeping (whether for disposal or otherwise), use or testing of Licensed Compound and/or Product(s) by ImmunoGen (including without limitation) any personal injury, death or other injuries suffered by users of Product; (ii) the breach by ImmunoGen of any covenant, representation or warranty contained in this Agreement; or (iii) the successful enforcement by a BB Indemnified Party of its rights under this Clause. Notwithstanding the foregoing, ImmunoGen shall have no obligation under this Agreement to indemnify or hold harmless any BB Indemnified Party with respect to any Liability which results from willful misconduct or negligent acts or omissions of BB, its Affiliates or their employees, officers, directors or agents.

62.3 Each party agrees to promptly give the other party notice of any claim for which indemnification may be sought. Failure of an indemnified party to provide notice of a claim to the indemnifying party shall affect the indemnified party's right to indemnification only to the extent that such failure has a material adverse effect on the indemnifying party's ability to defend or the nature or the amount of the Liability. Subject to the provisions of Section G (Patent Provisions) of this Agreement, the indemnifying party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; provided, however, that if in the reasonable judgement of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified party, the indemnified party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such party may have at law or in equity. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

62.4 Subject to the provisions of Part G (Patent Provisions) of this Agreement, neither party may settle a claim or action related to a Liability without the consent of the other party if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement, provided that such consent shall not be unreasonably withheld or delayed. Any payment made by a party to settle any such claim or action shall be at its own cost and expense.

62.5 With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable for, punitive, exemplary or consequential damages suffered or incurred by the other party.

62.6 Each party acknowledges and agrees that during the term of this Agreement it shall maintain adequate insurance for contractual liability insurance to cover such party's obligations under this Agreement (including product liability). The Collaboration Committee shall review the level of each party's insurance coverage annually to ensure that it is, in their reasonable opinion, adequate, taking into account all relevant circumstances. Each party shall provide the other party with evidence of such insurance upon request.

                           PART M - GENERAL PROVISIONS

63       BANKRUPTCY PROTECTION

63.1 RETENTION OF LICENSE RIGHTS. All licenses and rights granted under or pursuant to this Agreement by ImmunoGen to BB are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under
         Section 101(52) of the U.S. Bankruptcy Code. The parties agree that BB, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by BB of its pre-existing obligations under this Agreement. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against ImmunoGen under the U.S. Bankruptcy Code, BB shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to BB (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by BB, unless ImmunoGen elects to continue to perform all of its obligations under this Agreement, or
         (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of ImmunoGen upon written request therefor by BB, provided, however, that upon ImmunoGen's (or its successor's) written notification to BB that it is again willing and able to perform all of its obligations under this Agreement, BB shall promptly return all such tangible materials to ImmunoGen, but only to the extent that BB does not require continued access to such materials to enable BB to perform its obligations under this Agreement.

64       NOTICES

64.1 ADDRESS DETAILS. Any notice required or permitted under this Agreement shall be delivered by hand or sent by courier, by first class postage prepaid and receipt requested or by facsimile transmission to the following addresses of the parties:

         BB's Address:        British Biotech Pharmaceuticals Limited
                              Watlington Road
                              Oxford OX4 6LY
                              England
                              Fax no: +44-1865-781128
                              For the attention of the Legal Department

         ImmunoGen's Address: ImmunoGen Inc.
                              333 Providence Highway
                              Norwood, MA 02062
                              USA
                              Fax no: (781) 255-9679
                              For the attention of  Chief Executive Officer

         With copies to:      Mintz. Levin, Cohn, Ferris, Glovsky
                                and Popeo, P.C.
                              One Financial Center
                              Boston, MA 02111
                              Attn: Jeffrey M. Wiesen, Esq.
                              Fax no.: (617) 542-2241

64.2 TIME OF RECEIPT. Any notice required or permitted to be given concerning this Agreement shall be deemed to have been received by the party to whom it is addressed:

         64.2.1 if delivered by hand, upon receipt at the premises referred to above; or

         64.2.2 if sent by post or by courier, on the date it was received as recorded on the return receipt; or

         64.2.3 if sent by facsimile (confirmed by letter sent by first class post), at the time of receipt shown on the transmission confirmation report.

64.3 LANGUAGE OF NOTICE. Any notice or other document served by one party on the other in accordance with the terms of this Agreement shall be in the English language and shall not be validly served unless this condition is complied with.

65       FORCE MAJEURE

65.1 Failure of any party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is due to any cause beyond the reasonable control of such non-performing party ("force majeure"), unless conclusive evidence to the contrary is provided. Causes of non-performance constituting force majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The party affected shall promptly notify the other party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided, however, that nothing contained herein shall require any party to settle on terms unsatisfactory to such party any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority, or any litigation by any third party. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

66       ASSIGNMENTS

66.1 Neither this Agreement nor any or all of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred, sublicensed (except as expressly permitted hereunder) or otherwise disposed of, by operation of law or otherwise, to any Independent Third Party (other than an Affiliate of an assigning party under the condition that the assignor remain responsible to the other party under this Agreement), without the prior written consent of the other party. Any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Clause 66.1 shall be a material breach of this Agreement by the attempting party, and shall be void and without force or effect; provided, however, either party may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction.

66.2 This Agreement shall be binding upon, and inure to the benefit of, each party and its permitted successors and assigns. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

67       SEVERABILITY

67.1 In the event that any Clause or any part of any Clause contained in this Agreement is declared invalid or unenforceable by the judgment or decree by consent or otherwise of a Court of competent jurisdiction not subject to appeal, all other Clauses or parts of Clauses contained in this Agreement shall remain in full force and effect and shall not be affected thereby for the term of this Agreement.

68       WAIVER

68.1 No relaxation, forbearance, delay or indulgence by either party in enforcing any of the terms and conditions of this Agreement or the granting of time by either party to the other shall prejudice, affect or restrict the rights and powers of that said party hereunder nor shall any waiver by either party of any breach hereof operate as a waiver of or in relation to any subsequent or any continuing breach hereof.

68.2 A waiver by one party of a breach by the other of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

69       VAT

69.1 Any amount payable under this Agreement shall be deemed to be exclusive of Value Added Tax.

70       COSTS OF PREPARATION

70.1 The parties hereto shall pay their own respective legal costs incurred in the preparation of this Agreement.

71       GOVERNMENT CONSENT

71.1 Insofar as this Agreement requires the consent of any official body of the Government of either the UK or the USA, each party shall use its reasonable endeavors to obtain the approval of such body in such country and notify the other thereof promptly.

72       INDEPENDENT DISCOVERIES BY BB

72.1 Subject to the provisions of this Agreement, ImmunoGen acknowledges that BB has ongoing research programs which may now or in the future independently discover, develop and/or acquire technologies and/or products relating to treatment and prevention of any disease, disorder or condition in humans or animals. ImmunoGen agrees that such technologies and products, to the extent discovered without use of Patents or Technical Information, will not be deemed to be BB Technical Information or Improvements and will fall outside the scope of this Agreement.

                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION


73       INDEPENDENT RELATIONSHIP

73.1 Nothing in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their respective agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever. Further, nothing in this Agreement shall entitle either party to make any representation or give a warranty on behalf of the other party.

74       COUNTERPARTS

74.1 This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

75       RECORDING

75.1 Each party shall have the right, at any time, to record register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the world, and each party shall provide reasonable assistance to the other in effecting such recording, registering or notifying. Notwithstanding the foregoing, prior to recording, registering, or otherwise notifying this Agreement, the party desiring to so record, register, or notify shall provide a copy of all materials to be filed for review, comment and approval by the other party, such approval not unreasonably to be withheld or delayed.

76       FURTHER ACTIONS

76.1 Each party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.

77       ENTIRE AGREEMENT

77.1 This Agreement (including its Exhibits and Schedules) [*] set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and merge all prior discussions between them and all prior memoranda of intent or understanding. Neither party shall be bound by any definition, condition or representation other than as expressly stated in this Agreement or as subsequently agreed by the parties in writing, signed by a duly authorized officer of each party.

                                   SCHEDULE 1


                     PART 1 - CHEMICAL STRUCTURE OF huN901


AMINO ACID SEQUENCES OF CDR-GRAFTED V(L) AND V(H) OF huN901. Numbering follows the Kabat system. The constant regions are human (kappa) for the light chain and human (gamma)-1 for the heavy chain.


V(L)

----.---10----.---20--- -.--ABCDEF-30---- .---40----.----50----.- --60----.
DVVMTQSPLSLPVTLGQPASISC RSSQIIIHSDGNTY-LE WFQQRPGQSPRRLIY KVSNRFS GVPDRFSGS
                        -----------------                 -------
                              CDR L1                       CDR L2


---70----.---80----.--- 90----.-- 100----.--
GSGTDFTLKISRVEAEDVGVYYC FQGSHVPHT FGQGTKVEIK
                        ---------
                         CDR L3




V(H)

----.---10----.---20----.---30 ----. ---40----.----50--A--.--- 60--- -- .
QVQLVESGGGVVQPGRSLRLSCAASGFTFS SFGMH WVRQAPGKGLEWVA YISSGSFTIY YADSVKG
                               -----                ----------
                               CDR H1                 CDR H2


---70----.---80--ABC--. -- --90---- . -- -100A-- --. -- -110--
RFTISRDNSKNTLYLQMNSLRAEDTAVYYCAR MRKGYAMDY WGQGTLVTVS
                                 ---------
                                   CDR H3




 CDR = Complementarity-Determining Regions
V(L) = variable region, light chain
V(H) = variable region, heavy chain

                                   SCHEDULE 1

          PART 2 - CHEMICAL STRUCTURE OF LICENSED COMPOUND, huN901-DM1




                [2 GRAPHICS OMITTED EACH DEPICTING THE MOLECULAR
                STRUCTURE OF THE LICENSED COMPOUND, huN9901-DM1]

                                   SCHEDULE 2


                                     PATENTS


MAYTANSINOID CONJUGATES


-----------------------------------------------------------------------------------------------------------------------------------
Attorney        Country          Appl. No.        Filing Date   Priority     Patent No.      Issue Date   Exp. Date    Next Annuity
Reference No.                                                   Date                                                       Date
-----------------------------------------------------------------------------------------------------------------------------------
A-5567          U.S.             07/426,247       10/25/89                   Abandoned

A-5567-1        U.S.
                Rule 62          07/911,380       07/13/92      10/25/89     5,208,020       05/04/93     05/04/10    11/04/00
                Continuation

F89903          Europe*          0 90 311 590.5   10/23/90      10/25/89     0 425 235 B1    09/25/96     10/23/10    10/23/00
                *National
                Patents in AT,
                BE, CH, DE,
                DK, ES, FR,
                GB, IT, LI,
                LU, NL, SE
                DE number: G
                690 28678.3-08

F89902          Canada           2,026,147-1      09/25/90      10/25/89     Pending                                  9/25/00

F89904          Japan            2-290,625        10/25/90      10/25/89     Pending
-----------------------------------------------------------------------------------------------------------------------------------


N901 ANTIBODY

-----------------------------------------------------------------------------------------------------------------------------------
Attorney          Country        Appl. No.        Filing Date    Priority     Patent No.      Issue Date   Exp. Date    Next Annuity
Reference No.                                                    Date                                                        Date
-----------------------------------------------------------------------------------------------------------------------------------
DFCI #72
00530/028         U.S.           06/603,181       04/23/84                    4,772,552       09/20/88     09/20/05     03/17/00

00530/028EP1      Europe*        0 85 302 806.6   04/22/85       04/23/84     160486          01/02/92     04/22/05     04/22/00
                  *National
                  Patents in AT,
                  BE, CH, DE,
                  FR, GB, IT,
                  LI, LU, NL,
                  SE

00530/028CA1      Canada         479685           04/22/85       04/23/84     1271715         07/17/90     04/22/05     07/17/00

00530/028JP1      Japan          87354/85         04/23/85       04/23/84     1875957         10/07/94     04/23/05     12/21/00

00530/028JP2      Japan
                  (Divisional)   323131/92        04/23/85       04/23/84     1999925         12/08/95     04/23/05     04/19/00
-----------------------------------------------------------------------------------------------------------------------------------


N901 SYNERGY

-----------------------------------------------------------------------------------------------------------------------------------
Attorney          Country        Appl. No.        Filing Date    Priority     Patent No.      Issue Date   Exp. Date    Next Annuity
Reference No.                                                    Date                                                        Date
-----------------------------------------------------------------------------------------------------------------------------------
104322.198        U.S.
                  (Provisional)  60/157,051       10/01/99                   Pending
-----------------------------------------------------------------------------------------------------------------------------------


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                       CONFIDENTIAL TREATMENT REQUESTED.
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                                   SCHEDULE 3

                                DEVELOPMENT PLAN


                 REGULATORY AND CLINICAL STRATEGY FOR huN901-DM1


[*]:

                                   SCHEDULE 4

                 PRINCIPAL TERMS OF COMMERCIAL SUPPLY AGREEMENT


1        PARTIES

1.1 The Agreement shall be between British Biotech Pharmaceuticals Limited and ImmunoGen Inc.


2        MANUFACTURE AND SUPPLY

2.1 British Biotech will appoint ImmunoGen to manufacture and supply, and ImmunoGen will manufacture and supply to British Biotech, Product for commercial use in the Territory.


3        WARRANTIES AND COVENANTS

3.1      ImmunoGen will warrant, amongst other things, that:

         - all Product manufactured will comply with the manufacturer's licenses, the Regulatory Approvals, the Specifications and all applicable laws and regulations in force from time to time in the relevant part of the Territory in respect of which Product will be sold in;

         - it will promptly disclose to British Biotech any comments by Regulatory Authorities concerning its manufacturer's licenses and that it will not seek to vary its manufacturer's licenses without the consent of British Biotech (not to be unreasonably withheld);

         - all Product supplied will have a minimum shelf life, to be agreed by the parties;

         - all Product will be batch marked in accordance with agreed marking procedures;

         - all raw materials and Product will be stored in accordance with the terms of the manufacturer's licenses and the Regulatory Approvals pending delivery to British Biotech.

3.2      ImmunoGen will covenant, amongst other things, that:

         - it will have and will maintain all necessary manufacturer's licences in accordance with all applicable laws and regulations to manufacture and supply Product for use in the Territory;

         - it will conduct the manufacture in accordance with the Technical Agreement to be agreed by the parties;

         - any raw materials employed by ImmunoGen in the Manufacture will comply with the Specifications;

         - it will allow, during normal business hours and upon reasonable notice, authorised representatives of British Biotech and representatives of any Government or regulatory bodies to inspect the premises where the manufacture of the Product is carried out or the Product or raw materials are stored and to inspect the process of manufacture;

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                       CONFIDENTIAL TREATMENT REQUESTED.
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                  WITH THE SECURITIES AND EXCHANGE COMMISSION


         - it will upon written request supply BB with reasonable quantities of samples of the Product manufactured by it;

         - it shall retain a quantity of samples of each production batch of the Products equal to twice the amount reasonably required to conduct relevant analysis;

         - it shall retain all manufacturing, analytical and distribution records and shall retain such samples of the Products as are required by, and in the manner and for the duration specified by, all applicable laws and regulations, including GMP. Such records will be made available to BB upon reasonable notice. Records and samples shall not be destroyed without notice to BB;

         - it will have in place and will continue to have in place, and will procure that any approved sub-contractors have in place, appropriate health and safety procedures in compliance with all applicable laws in the Territory.

3.3 BB will covenant that it will have and will maintain throughout the term of this Agreement appropriate Regulatory Approvals for the Product in the Territory or part(s) thereof for which the Product is to be marketed distributed sold or used.

4        TECHNICAL AGREEMENT

4.1 The respective responsibilities of ImmunoGen and BB relating to the manufacture of Product shall be as specified in the Technical Agreement to be agreed by the parties which agreement shall include, amongst other things, terms relating to:

         - the way in which each batch of Product is to be manufactured and checked for compliance with and adherence to the appropriate Specifications and GMP

         -        the responsibility for purchasing materials

         -        testing and releasing materials

         - undertaking production and quality control including in-process controls as well as sampling and analysis

5        DURATION

5.1 The Agreement shall continue until the expiry or termination of the Collaboration, Development and License Agreement subject to the specific exceptions contained therein. Further, at least [*] prior to the expiry of the Collaboration, Development and License Agreement, the parties shall meet to discuss terms for the continued supply of Product to British Biotech.

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                       CONFIDENTIAL TREATMENT REQUESTED.
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                  WITH THE SECURITIES AND EXCHANGE COMMISSION


6        FORECASTS

6.1 The parties shall agree upon appropriate provisions regarding the submission by British Biotech of non-binding and binding estimates for Product. Procedures relating to the provision by ImmunoGen of the confirmation of orders shall be agreed, which confirmations shall specify, amongst other things, quantity to be supplied and delivery times.

6.2 The parties shall agree upon a suitable amount of Product in respect of which British Biotech shall be entitled to order on a binding basis in addition to amount estimated (for example, up to fifty per cent. (50%) more than the quantity specified in the non-binding forecast for such month).

6.3 In addition to the above, if so requested, ImmunoGen will use reasonable efforts but with no obligation in respect of the quantity thereof, to supply to British Biotech additional Product in excess of that ordered or contained in the relevant forecast having due regard for ImmunoGen production capacity and other manufacturing commitments.

7        SUPPLY

7.1 Product shall be supplied by ImmunoGen in final form, fully packaged and ready for sale and shall be delivered to British Biotech or its designee [*]. In addition, ImmunoGen shall supply British Biotech with those documents specified in the Technical Agreement with each batch of the Product.

7.2 [*] Notwithstanding [*], title to the Product shall be and remain with ImmunoGen unless and until BB has paid in full for such Product.

7.3 Procedures relating to inspection and/or testing of Product by British Biotech following delivery shall be agreed, which procedures shall also regulate the rejection and/or acceptance of Product by British Biotech together with a dispute resolution procedure in the event of disagreement. Product inspection and testing shall be to ensure compliance with the Specifications.

7.4 If ImmunoGen accepts that the Product does not conform to the Specifications due to the negligence or default of ImmunoGen then ImmunoGen shall manufacture and deliver to BB (at no additional cost to British Biotech) a sufficient quantity of the Product to replace the defective batch or batches. If BB accepts that the relevant batches of Product were Manufactured in accordance with the Specifications or that any defect did not arise due to ImmunoGen negligence or default ImmunoGen shall have no liability or obligation to BB in respect of such Batches.

7.5      To the extent that [*]

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                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION


8        INTELLECTUAL PROPERTY

8.1 Save as specifically provided, neither party shall acquire any rights in respect of any of the other party's intellectual property in relation to the Products or the manufacture thereof or of the goodwill associated therewith.

9        PRICES

9.1 The Agreement shall state a price to be charged for the Product, which price shall be effective for a stated period (for example twelve (12) months) subject only to variations due to direct increases or savings (for example raw material costs, economies of scale etc.) during such period.

9.2 A mechanism for the review of price of Product shall be agreed which shall regulate annual price increases/decreases following the initial period.

         In addition, ImmunoGen may review the price to take account of any increased cost of production and raw material costs provided that such review [*]

9.3 Invoices will be submitted to BB when the Product has been delivered. BB will pay such within [*] after the date of receipt of the invoice unless there is any dispute relating to the conformity of the Product with the Specifications, in which case payment will be made within [*] of receipt by British Biotech of conforming Product or agreement that the original Product was conforming.

9.4 If, as a result of any inspection of the manufacturing premises used by ImmunoGen, a requirement is imposed by a competent authority which leads to or requires a change in the cost of production or to the Specification of the Product then, upon written notification by ImmunoGen to BB, ImmunoGen and BB will meet to discuss any increase to the price of the Product, the date upon which such price increase will take effect and any other consequences arising from such changes. Failure to reach agreement within an agreed time, shall mean the matter being subject to the agreed dispute resolution provisions.

9.5      ImmunoGen shall agree that [*]

10       INDEMNITY

10.1 Each party (the "indemnifying party") shall indemnify other party (the "indemnified party") against legal liability to third parties in respect of all claims, actions, judgements, damages, lawsuits, costs or expenses or professional fees incurred or arising out of (a) any breach of contract by or any act or omission of the indemnifying party, its employees, sub-contractors or agents; (b) any claim for death or personal injury incurred by the indemnified party in relation to or arising out of any breach of contract by the indemnifying party or any negligent act or omission of the indemnifying party, its employees, sub-contractors or agents.

10.2 A notification procedure shall be agreed to regulate how an indemnified party may claim the benefit of any indemnity, to include notification of any claims, and agreement not to compromise the conduct of any such claims or take any material steps in relation to such claims without the prior consent of the indemnifying party and co-operation with the indemnifying party in the handling of any such claims.

11       CONTRACT MANUFACTURE AND ALTERNATE SUPPLY


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11.1     ImmunoGen shall be entitled to appoint sub-contractors to perform its obligations under the Supply provided that it complies with the provisions of Clause 25 of the License Agreement and provided that British Biotech is entitled to audit such proposed sub-contractor prior to appointment and, to the extent that any such proposed third party fails such audit, to require all corrective steps to be taken by such third party, to British Biotech's reasonable satisfaction, prior to appointment.

11.2 To the extent that sub-contractors are appointed by ImmunoGen, it shall ensure that an appropriate technical agreement is put in place

11.3 ImmunoGen shall use commercially reasonable efforts to cause at least two sources of supply to become and remain pre-qualified during the continuance of the Agreement.

12       INABILITY TO SUPPLY

12.1 The Agreement shall incorporate provisions equivalent to those set out in Clause 27 of the License Agreement, enabling British Biotech to assume responsibility for manufacture of Product in the event that ImmunoGen is unable for whatever reason to deliver British Biotech's Product requirements. In such event, ImmunoGen shall co-operate with British Biotech, in terms of transfer of information and provision of assistance, to enable British Biotech to assume manufacturing responsibility.

13       STOCK REPORTING

13.1 The parties shall agree upon the timetable for ImmunoGen to report to British Biotech on stock held and work-in-progress, the form of which report shall be agreed upon by the parties.


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                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION


                                   SCHEDULE 5

                          LIST OF THIRD PARTY LICENSES



[*]


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                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION


                                 SCHEDULE 6

                     REGISTRATION IN THE REST OF THE WORLD,
                       BASED ON AN EU/USA DEVELOPMENT PLAN



                                       [*]


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                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION


                                   SCHEDULE 7

                    CMC DEVELOPMENT ACTIVITIES FOR huN901-DM1

1. MANUFACTURING PROCESS

Develop the manufacturing process to:
[*]


2. PRODUCT DEVELOPMENT

[*]


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                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION



3. ANALYTICAL METHODS

[*]


4. STABILITY STUDIES

[*]


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                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION



5. COMPATIBILITY TESTING

[*]


6. CLINICAL TRIAL SUPPLIES (CTS)

[*]


7. DOCUMENTATION

[*]


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                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION


                                   SCHEDULE 8

                                COGS CALCULATION


[*]


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                       CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS INDICATED BY "*", HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION



                                   SCHEDULE 9

                    SCHEDULE OF COSTS FOR BIOANALYTICAL WORK
                 TO BE CONDUCTED BY IMMUNOGEN UNDER CLAUSE 14.2


[*]


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                                   SCHEDULE 10

                          FURTHER THIRD PARTY LICENSES



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IN WITNESS whereof each of the parties intend this Agreement to be a deed and have caused it to be executed as such by executed by their duly authorized representatives the day and year first before written.






------------------------------------------
Signed and delivered as a deed on behalf of
BRITISH BIOTECH PHARMACEUTICALS LIMITED
by:


Name:

Title:




------------------------------------------
Signed and delivered as a deed on behalf of
IMMUNOGEN, INC
by:


Name:

Title:


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